SECOND
AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP

OF

III TO I MARITIME PARTNERS CAYMAN I, L.P.

April 28, 2009

SECOND
AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP
FOR
III TO I MARITIME PARTNERS CAYMAN I, L.P.

TABLE OF CONTENTS

III to I Maritime Partners Cayman I, L.P.	Second Amended and Restated
Agreement of Limited Partnership

i

III to I Maritime Partners Cayman I, L.P.	Second Amended and Restated
Agreement of Limited Partnership

ii

Section 15.3	Successors and Assigns	43
Section 15.4	Severability	43
Section 15.5	Amendment	43
Section 15.6	Headings	43
Section 15.7	Construction	43
Section 15.8	Offset	44
Section 15.9	Effect of Waiver or Consent	44
Section 15.10	Further Assurances	44
Section 15.11	Waiver of Certain Rights	44
Section 15.12	Counterparts	44
Section 15.13	Effective Time	44

III to I Maritime Partners Cayman I, L.P.	Second Amended and Restated
Agreement of Limited Partnership

iii

SECOND
AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

FOR

III TO I MARITIME PARTNERS CAYMAN I, L.P.

This Second Amended and Restated Agreement of Limited Partnership for III TO I MARITIME PARTNERS CAYMAN I, L.P., a Cayman Islands exempted limited partnership (the “Partnership”), dated April 28, 2009 (the “Second Restatement Date”), is by and among III to I International Maritime Solutions Cayman, Inc., a Cayman Islands exempted limited liability company (the “Company”), as General Partner, and the persons and entities identified as Limited Partners (collectively, the “Limited Partners”) that are or become parties hereto.

WHEREAS, the Partnership was formed under the Applicable Law when the General Partner and III to I Maritime Partners I, L.P., as the Initial Limited Partner, entered into the Initial Exempted Limited Partnership Agreement dated October 17, 2006 (the “Original Agreement”) and the Partnership was registered with the Registrar of Exempted Limited Partnerships in the Cayman Islands through the filing of the Certificate on October 18, 2006;

WHEREAS, the General Partner and the Initial Limited Partner then amended and restated the Original Agreement by entering into an Amended and Restated Agreement of Limited Partnership for the Partnership on November 15, 2006 (the “Original Restated Agreement”); and

WHEREAS, the General Partner and a Majority in Interest of the Limited Partners as of the Second Restatement Date have agreed to amend and restate the Original Restated Agreement as set forth in this Agreement pursuant to Section 15.5 of the Original Restated Agreement.

NOW, THEREFORE, the Company, as General Partner, and the Limited Partners, do hereby adopt, ratify and approve this Second Amended and Restated Agreement of Limited Partnership for the Partnership pursuant to Section 15.5 of the Original Restated Agreement.

ARTICLE I
DEFINITIONS

I-A Limited.  I-A Suresh Capital Maritime Partners Limited, a Cyprus limited liability company, in which the Partnership holds an equity interest.

I-A Limited Expenses.  All expenses of I-A Limited other than those paid by shareholders of I-A Limited other than the Partnership that were not reimbursed by the Partnership.

Affiliate.  Any Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with another Person.

III to I Maritime Partners Cayman I, L.P.	Second Amended and Restated
Agreement of Limited Partnership

Affiliate ERISA Partner. An ERISA Partner that is an Affiliate of the General Partner.

Affiliate ERISA Recapture Amount.  With respect to any distribution pursuant to Section 7.2(b)(ii), the Affiliate ERISA Recapture Amount shall be an amount equal to (a) the aggregate amount then distributable pursuant to Section 7.2(b)(ii), multiplied by (b) the aggregate Priority Unit Percentage Interest of all Class B Limited Partners who are also Affiliate ERISA Partners.  With respect to any distribution pursuant to Section 7.2(d)(ii), the Affiliate ERISA Recapture Amount shall be an amount equal to (a) the aggregate amount then distributable pursuant to Section 7.2(d)(ii), multiplied by (b) the aggregate Priority Unit Percentage Interest of all Class B Limited Partners who are also Affiliate ERISA Partners.

Agreement.  This Second Amended and Restated Agreement of Limited Partnership as executed on the Second Restatement Date and as subsequently amended from time to time.

Applicable General Partner Participation Percentage.  With respect to any distribution pursuant to Section 7.2(a)(ii)(A) to Class B Limited Partners, the weighted average participation percentage of the General Partner applicable to the concurrent distribution pursuant to Section 7.2(a)(i) to Class A Limited Partners as set forth in Sections 7.2(a)(i)(A)(1) (10%), (B)(1) (10%), (C)(1) (20%) or (D)(1) (30%).  With respect to any distribution pursuant to Section 7.2(b)(iii)(A) to Class B Limited Partners, the weighted average participation percentage of the General Partner applicable to the concurrent distribution pursuant to Section 7.2(b)(i) to Class A Limited Partners as set forth in Section 7.2(b)(i)(A)(1) (10%).

Applicable Law.  The Exempted Limited Partnership Law (as amended) of the Cayman Islands.

Bankruptcy.  Bankruptcy under the federal Bankruptcy Code of the United States of America or insolvency under any Cayman Islands insolvency act.

Business Day.  Any day other than a Saturday, Sunday and those legal public holidays on which banks in Dallas, Texas are closed for business.

Capital Account.  The Capital Account maintained for each Partner pursuant to Section 6.4 of this Agreement.

Capital Contribution.  The total amount of cash or property contributed to the Partnership by all the Partners or any one Partner, as the case may be.

Capital Proceeds.  The net receipts received by the Partnership from a Major Capital Event.

Cash Flow.  The cash funds derived from operations of the Partnership or its subsidiaries (including interest received on reserves), without reduction for any non-cash charges, but less cash funds used to pay operating expenses and to pay or establish reasonable reserves for future expenses, debt payments, capital improvements, and replacements as reasonably determined by the General Partner or otherwise required by law. Cash Flow shall not include Capital Proceeds, but shall be increased by the reduction of any reserve previously established.

III to I Maritime Partners Cayman I, L.P.	Second Amended and Restated
Agreement of Limited Partnership

Certificate.  The Statement in Terms of Section 9 of the Exempted Limited Partnership Law (as amended) in the Cayman Islands, filed with the Registrar of Exempted Limited Partnerships in the Cayman Islands on October 18, 2006 as required by Applicable Law.

Class A Limited Partner.  A Limited Partner holding Class A Units.

Class A Unit. An ownership unit in the Partnership, issued to Class A Limited Partners, representing a fractional part of the Partnership Interests of all Limited Partners, and having the rights and obligations specified with respect to Class A Units in this Agreement.

Class B Limited Partner.  A Limited Partner holding Class B Units.

Class B Percentage Interest.  At any time, the percentage equal to the number of Class B Units then held by a Class B Limited Partner divided by the total number of Class B Units then held by all Class B Limited Partners.  The combined Class B Percentage Interests of all Class B Limited Partners shall at all times equal one hundred percent (100%).

Class B Recapture Amount.  With respect to any distribution pursuant to Section 7.2(a)(ii), the Class B Recapture Amount shall be an amount equal to (a) the aggregate amount then distributable pursuant to Section 7.2(a)(i), multiplied by (b) the aggregate Priority Unit Percentage Interest of all Class B Limited Partners, multiplied by (c) the Applicable General Partner Participation Percentage.  With respect to any distribution pursuant to Section 7.2(b)(iii), the Class B Recapture Amount shall be an amount equal to (a) the aggregate amount then distributable pursuant to Section 7.2(b)(i)(A), multiplied by (b) the aggregate Priority Unit Percentage Interest of all Class B Limited Partners, multiplied by (c) the Applicable General Partner Participation Percentage.

Class B Unit.  An ownership unit in the Partnership, issued to Class B Limited Partners representing a fractional part of the Partnership Interests of all Limited Partners, and having the rights and obligations specified with respect to Class B Units in this Agreement.

Class C Limited Partner.  A Limited Partner holding Class C Units.

Class C Percentage Interest.  At any time, the percentage equal to the number of Class C Units then held by a Class C Limited Partner divided by the total number of Class C Units then held by all Class C Limited Partners.  The combined Class C Percentage Interests of all Class C Limited Partners shall at all times equal one hundred percent (100%).

Class C Recapture Amount.  With respect to any distribution pursuant to Sections 7.2(a)(ii), 7.2(b)(ii), 7.2(b)(iii) or 7.2(d)(ii), the Class C Recapture Amount shall be an amount equal to (a) the aggregate amount then distributable pursuant to such Section 7.2(a)(ii), 7.2(b)(ii), 7.2(b)(iii) or 7.2(d)(ii) as the case may be, multiplied by (b) the aggregate Priority Unit Percentage Interest of all Class C Limited Partners.

Class C Unit.  An ownership unit in the Partnership, issued to Class C Limited Partners representing a fractional part of the Partnership Interests of all Limited Partners, and having the rights and obligations specified with respect to Class C Units in this Agreement.

III to I Maritime Partners Cayman I, L.P.	Second Amended and Restated
Agreement of Limited Partnership

Class D Limited Partner.  A Limited Partner holding Class D Units.

Class D Percentage Interest.  At any time, the percentage equal to the number of Class D Units then held by a Class D Limited Partner divided by the total number of Class D Units then held by all Class D Limited Partners.  The combined Class D Percentage Interests of all Class D Limited Partners shall at all times equal one hundred percent (100%).

Class D Unit.  An ownership unit in the Partnership, issued to Class D Limited Partners representing a fractional part of the Partnership Interests of all Limited Partners, and having the rights and obligations specified with respect to Class D Units in this Agreement.

Code.  The Internal Revenue Code of 1986 of the United States of America, as it has been and may be amended.

Company.  III to I International Maritime Solutions Cayman, Inc., a Cayman Islands exempted limited liability company, as said company may from time to time be constituted.

Cyprus Capital Proceeds.  Capital Proceeds received by the Partnership from I-A Limited.  Cyprus Capital Proceeds shall not include any Capital Proceeds a portion of which has already been paid to any Affiliates of the Original Class D Partners.

Cyprus Cash Flow.  Cash Flow received by the Partnership from I-A Limited.  Cyprus Cash Flow shall not include any Cash Flow a portion of which has already been paid to any Affiliates of the Original Class D Partners.

Cyprus Priority Return.  As of any date, an amount equal to eight percent (8%) per annum on the amount of the Partnership’s capital contribution to I-A Limited as calculated from the dates upon which the Partnership’s prior capital contributions to I-A Limited were made.

Cyprus Vessel.  Any Vessel owned by I-A Limited directly or indirectly through subsidiaries of I-A Limited.

Cyprus Vessel Investments.  Any Vessel Investments by the Partnership through I-A Limited or other entities owned partially or wholly by I-A Limited, or the right to acquire any such interests pursuant to contract or option owned by I-A Limited or its subsidiaries.

Disposition.  The sale, exchange, redemption, assignment, transfer, repayment, repurchase or other disposition by I-A Limited (or its subsidiaries) of all or any portion of a Cyprus Vessel or Cyprus Vessel Investment for cash or property and shall include the receipt by I-A Limited of a liquidating dividend, distribution upon a sale of all or substantially all of a Cyprus Vessel or other like distribution for cash or property of a Cyprus Vessel Investment or any portion thereof that is distributed to the Partnership and shall also include a distribution in kind to the Partnership of all or any portion of a Cyprus Vessel Investment.  A Disposition shall be deemed to include an asset becoming worthless within the meaning of Section 165(g) of the Code or written down in accordance with GAAP (to the extent of any such write-down only).

DOL.  The United States Department of Labor.

III to I Maritime Partners Cayman I, L.P.	Second Amended and Restated
Agreement of Limited Partnership

DOL Regulations.  The regulations of the DOL included within 29 CFR § 2510.3-101.

Eligible Person.  Has the meaning set forth in Section 9.2(b).

ERISA. The U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

ERISA Opinion.  The opinion described in Section 6.10(b).

ERISA Partner.  Any Partner that is a “benefit plan investor” within the meaning of Section 3(42) of ERISA.

Effective Time.  The Effective Time shall be at 12:01 am on the first date of the calendar quarter during which the General Partner signs this Agreement upon receipt of the affirmative consent of a Majority in Interest as required by Section 15.5 of the Original Restated Agreement.

Fair Market Value.  As to any property on any date, the fair market value of such property on such date as determined in good faith by the General Partner, provided that if the General Partner proposes to exercise its rights with respect to a portion of an ERISA Partner’s Units pursuant to Section 11.7(b), then the fair market value of such property shall be determined by an independent accounting firm or an appraisal firm selected by the General Partner and otherwise in accordance with the procedures set forth in Section 11.7(b).

Family.  The Family of a Person, means that Person’s spouse (other than a spouse who is legally separated under a decree of separate maintenance or a spouse who is a party to a pending divorce proceeding) or parent, or a descendant of the parents of that Person.

GAAP.  The generally accepted accounting principals of the United States, consistently applied.

General Partner.  The Company or any successor General Partner elected or appointed as provided elsewhere in this Agreement and recorded as such in the records of the Partnership.

General Partner Unit.  An ownership unit in the Partnership, issued to the General Partner representing a fractional part of the Partnership Interests of all Partners, and having the rights and obligations specified with respect to the General Partner Units in this Agreement.

Internal Revenue Service.  The Internal Revenue Service of the United States of America.

Limited Partners.  The Persons identified as Class A, Class B Limited Partners, Class C Limited Partners or Class D Limited Partners in the Partnership’s books and records, and any other Persons subsequently admitted as Limited Partners under the terms of this Agreement and recorded as such in the records of the Partnership.

Liquidator.  The liquidator appointed in accordance with Section 13.2(a).

III to I Maritime Partners Cayman I, L.P.	Second Amended and Restated
Agreement of Limited Partnership

Losses.  With respect to any fiscal period of the Partnership, the net losses of the Partnership for such period for United States of America federal income tax purposes, including, as appropriate, each item of income, loss, deduction or credit entering into such determination, as determined by the regular accountants of the Partnership and including treating as deductions items of expenditures defined in Section 705(a)(2)(B) of the Code (or which are treated as Section 705(a)(2)(B) expenditures under Regulation Section 1.704-1(b)(2)(iv)(i)).

Major Capital Event.  Any of the following actions whether undertaken by the Partnership or any subsidiary (i) the sale, liquidation, exchange, condemnation, casualty loss or other disposition (whether voluntary or involuntary) of all of any part of a property or any interest therein, excluding dispositions of personal property and equipment in the ordinary course of business, (ii) the recovery of condemnation or damage awards or insurance proceeds (other than business or rental interruption insurance proceeds), (iii) the refinancing of any loans secured by a mortgage (or the equivalent thereof) on any property (except to the extent such proceeds are used to pay-off previously existing debt on such property) or (iv) the termination of the Partnership.

Majority in Interest.  A Majority in Interest means the consent or approval of a majority of the outstanding Units in the class or classes of Units permitted to vote thereon, subject to the provisions of Section 12.1.  When two or more classes of Units are permitted to vote, the Majority in Interest shall be the consent or approval of a majority of the whole group combined, rather than by separate class vote.

Non-Plan Party.  A third party whose acquisition of Units would result in a reduction in the percentage of the Partnership’s assets that are (or might be) treated as though assets of an employee benefit plan.

Notice.  Has the meaning set forth in Section 6.2(c).

Notification.  A writing containing any information required by this Agreement to be communicated to any Person, which may be personally delivered, sent by registered or certified mail, postage prepaid, or sent by facsimile transmission promptly confirmed by mail, to such Person, at the last known address of such Person on the Partnership records. Any such Notification shall be deemed to be given (i) when delivered, in the case of personal delivery, (ii) on the date on which it is deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as aforesaid, in the case of mail, and (iii) on the first day after receipt by the addressee, in the case of facsimile transmission. Any communication containing information sent to any Person other than as required by the foregoing sentences, but which is actually received by such Person, shall constitute Notification as of the date of such receipt for all purposes of this Agreement.

OC.  An “operating company,” as such term is defined in §2510.3-101(c) of the DOL Regulations.

Opinion.  A written opinion, in form and substance reasonably satisfactory to the General Partner, issued by an attorney or law firm reasonably acceptable to the General Partner which, in the case of an opinion of counsel to a Partner or assignee that is an institutional investor, may be staff counsel regularly employed by such institutional investor.

III to I Maritime Partners Cayman I, L.P.	Second Amended and Restated
Agreement of Limited Partnership

Original Agreement.  Has the meaning set forth in the Preamble.

Original Class D Partners.  Suresh Capital Partners, LLC and The Maritime Funding Group Inc. Irrevocable Trust, or an affiliate of these entities to whom the Class D Units are initially issued.

Original Restated Agreement.  Has the meaning set forth in the Preamble.

Other Capital Proceeds.  Capital Proceeds received by the Partnership other than Cyprus Capital Proceeds.

Other Cash Flow.  Cash Flow received by the Partnership other than Cyprus Cash Flow.

Other Vessel.  Any Vessel other than a Cyprus Vessel.

Other Vessel Investment.  Any Vessel Investment other than a Cyprus Vessel Investment.

Partners.  At any time, the Persons who then own Units in the Partnership as either a General Partner or a Limited Partner.

Partnership.  III to I Maritime Partners Cayman I, L.P., a Cayman Islands exempted limited partnership, as said exempted limited partnership may from time to time be constituted.

Partnership Interest.  A Partnership Interest means an interest in the Partnership.

Partnership Property or Properties.  All interests, properties and rights of any type owned by the General Partner on trust for the Partnership, whether owned by the Partnership at the date of its formation or thereafter acquired.

Partnership Security.  Any security of any class or series of equity interest in the Partnership (but excluding any options, rights, warrants and appreciation rights relating to an equity interest in the Partnership), including without limitation, Class A Units, Class B Units, Class C Units, Class D Units and General Partner Units.

Percentage Interest.  At any time, the percentage equal to the number of Units then held by a Partner divided by the total number of Units then held by all Partners.  The combined Percentage Interests of all Partners shall at all times equal one hundred percent (100%).

Person.  Any natural person, limited liability company, general partnership, limited partnership, corporation, joint venture, trust, business trust, cooperative or association.

Priority Partner.  A Partner holding Priority Units.

III to I Maritime Partners Cayman I, L.P.	Second Amended and Restated
Agreement of Limited Partnership

Priority Return.  As of any date, calculated separately as to each Priority Unit, an amount equal to fifteen percent (15%) per annum on the amount of the Partner’s Capital Contribution for such Priority Unit from (a) the date upon which the Partner’s Capital Contribution for such Priority Unit was made, to (b) December 31, 2009.

Priority Unit Percentage Interest.  At any time, the percentage equal to the number of Priority Units then held by a Priority Partner divided by the total number of Priority Units then held by all Partners holding Priority Units.  The combined Priority Unit Percentage Interests of all Partners holding Priority Units shall at all times equal one hundred percent (100%).

Priority Units.  Collectively, all of the Class A Units, the Class B Units, the Class C Units and the General Partner Units.

Profits.  With respect to any fiscal period of the Partnership, the net profits of the Partnership for such period for United States federal income tax purposes including, as appropriate, each item of income, gain, loss, deduction or credit entering into such determination, as determined by the regular accountants of the Partnership and including income exempt from tax as described in Section 705 (a)(1)(B) of the Code.

Purchase Contribution.  The amount initially contributed to the capital of the Partnership with respect to each Unit (or fraction thereof) purchased by a Partner.

Realized Cyprus Investments. Any Cyprus Vessel Investment (or portion thereof) which has been the subject of a Disposition.  In the event only a portion of a Cyprus Vessel Investment has been the subject of a Disposition, it shall be a Realized Cyprus Investment only to the extent of the Disposition.

Realized Other Investments.  Any Other Vessel Investment (or portion thereof) which has been the subject of a Disposition.  In the event only a portion of an Other Vessel Investment has been the subject of a Disposition, it shall be a Realized Other Investment only to the extent of the Disposition.

Record Date. The date established by the General Partner for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Limited Partners or entitled to vote by ballot or give approval of Partnership action in writing without a meeting or entitled to exercise rights in respect of any lawful action of Limited Partners or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

Record Holder. The Person in whose name a Unit is registered on the books of the Partnership maintained by the General Partner or the Transfer Agent, where the General Partner has appointed a Transfer Agent, as of the opening of business on a particular Business Day.

Repurchase Notice.  Has the meaning set forth in Section 11.2(d).

Second Restatement Date.  Has the meaning set forth in the Preamble.

Securities Act.  Has the meaning set forth in Section 11.2(b).

III to I Maritime Partners Cayman I, L.P.	Second Amended and Restated
Agreement of Limited Partnership

Senior Security.  A Senior Security is any new Partnership Security issued by the Partnership that is senior to the General Partner, Class A, Class B, Class C or Class D Units with respect to right and timing of payment.  A new Partnership Security shall not be considered a Senior Security solely as a result of it being issued at a different price or with allocation or distribution participation percentage rights as to specific assets or income streams that are different than the rights of the Units authorized as of the Second Restatement Date.

Significant ERISA Participation.  Has the meaning set forth in Section 6.10.

Special Limited Partner.  Has the meaning set forth in Section 12.3(c).

Subscription Agreement.  Each of the several Subscription Agreements between the General Partner on behalf of the Partnership and the Limited Partners.

Transfer.  Any change in the record ownership of Units, whether made voluntarily or involuntarily by operation of law, including, but not limited to, the following:

1.	a sale or gift to any Person;

2.
a transfer to the personal representative of the estate of a Partner upon such Partner’s death, and any subsequent transfer from such personal representative to the heirs or devisees of the deceased Partner under his will or by the laws of descent and distribution;

3.
a transfer to a judicially appointed personal representative as a result of the adjudication by a court of competent jurisdiction that the transferor Partner is mentally incompetent to manage his person or property;

4.
a transfer to the transferor Partner’s spouse or former spouse, or heirs of such spouse or former spouse, in connection with a division of their community or other property upon the death of the transferor Partner, divorce or the death of such spouse;

5.	a general assignment for the benefit of creditors, or any assignment to a creditor resulting from the creditor’s foreclosure upon or execution against such Units;

6.	the filing by the transferor Partner of a voluntary Bankruptcy petition; or

7.	the entry of a judicial order granting the relief requested by the petitioner in an involuntary Bankruptcy proceeding filed against the transferor Partner.

Transfer Agent. A bank, trust company or other Person (including the General Partner) as shall be appointed from time to time by the Partnership to act as registrar and transfer agent for the Units; provided, however, that if no Transfer Agent is specifically designated for any Units, the General Partner shall act in such capacity.

Treasury Regulations.  The income tax regulations (including temporary and proposed) promulgated under the Code.

III to I Maritime Partners Cayman I, L.P.	Second Amended and Restated
Agreement of Limited Partnership

Units. Collectively, the General Partner Units, the Class A Units, the Class B Units, the Class C Units and the Class D Units.

Unpaid Priority Return.  As of any date of distribution, the excess of the Priority Return calculated for a respective Priority Unit as of such date over any amounts distributed prior to such date with respect to such Priority Unit pursuant to Sections 7.2(a)(i)(A), (b)(i)(A), (c)(i) and (d)(i).  For purposes of calculating the Unpaid Priority Return for a Class A Unit, the amount distributed to the General Partner pursuant to Sections 7.2(a)(i)(A)(1) and (c)(i)(A) on behalf of such Unit shall be included in the amounts distributed with respect to such Class A Unit.

Unpaid Cyprus Priority Return.  As of any date of distribution, the excess of the Cyprus Priority Return calculated as of such date over any amounts distributed prior to such date pursuant to Sections 7.2(a)(i) or (b)(i).

Unrecovered Capital Contribution.  As of any date of distribution, the total Capital Contributions made by a Partner reduced by the amount of distributions made to such Partner pursuant to Sections 7.2(a)(i)(B), (b)(i)(B), (c)(ii) and (d)(ii) hereof.  For purposes of calculating the Unrecovered Capital Contribution for a Class A Unit, the amount distributed to the General Partner pursuant to Sections 7.2(a)(i)(B)(1) and (c)(ii)(A) on behalf of such Unit shall be included in the amounts distributed with respect to such Class A Unit.

Unrecovered Cyprus Realized Capital.  As of any date of distribution of Cyprus Capital Proceeds, an amount equal to (a) the total capital contributions made by the Partnership to I-A Limited relating to all Realized Cyprus Investments, plus (b) the product of (x) the total capital contributions made by the Partnership to I-A Limited which were applied to the payment of I-A Limited Expenses, and (y) a fraction, the numerator of which is the total capital contributions made by the Partnership to I-A Limited relating to all Realized Cyprus Investments and the denominator of which is the total capital contributions made by the Partnership to I-A Limited relating to all Cyprus Vessel Investments, minus (c) the sum of all previous distributions of Cyprus Capital Proceeds attributable to all Realized Cyprus Investments.

Unrecovered Other Realized Capital.  As of any date of distribution of Other Capital Proceeds, an amount equal to (a) the total capital contributions made by the Partnership to entities other than I-A Limited relating to all Realized Other Investments, plus (b) the product of (x) the total capital contributions made by the Partnership to entities other than I-A Limited which were applied to the payment of such other entities’ expenses, and (y) a fraction, the numerator of which is the total capital contributions made by the Partnership to entities other than I-A Limited relating to all Realized Other Investments and the denominator of which is the total capital contributions made by the Partnership to entities other than I-A Limited relating to all Other Vessel Investments, minus (c) the sum of all previous distributions of Other Capital Proceeds attributable to all Realized Other Investments.

Vessel.  Any specialty vessel, such as anchor handling tug supply vessel, heavy lift vessel, break bulk vessel or other niche market specialty vessels owned directly or indirectly by the Partnership.

III to I Maritime Partners Cayman I, L.P.	Second Amended and Restated
Agreement of Limited Partnership

Vessel Investments.  Any investments by the Partnership in a Vessel, whether direct or indirectly through one or more partnerships, joint ventures, limited liability companies, trusts or other entities, or the right to acquire any such interests pursuant to contract or option.

ARTICLE II
THE PARTNERSHIP

Section 2.1      Formation of Partnership.  The Partnership was formed by the execution of the Original Agreement and thereafter registered by the filing of the Certificate on October 18, 2006.  Except as herein stated, the Applicable Law shall govern the rights and liabilities of the Partners.

Section 2.2      Qualification in Other Jurisdictions.  Prior to the Partnership conducting business in any jurisdiction, the General Partner shall cause the Partnership to comply, to the extent those matters are reasonably within the control of the General Partner, with all requirements necessary to qualify the Partnership as a foreign limited partnership in that jurisdiction.  At the request of the General Partner, each Partner shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue and terminate the Partnership as a foreign limited partnership in all such jurisdictions in which the Partnership may conduct business, and to this end the General Partner may use the power of attorney granted in Section 10.3.

Section 2.3       Term.  Pursuant to the Applicable Law, the term of the Partnership commenced upon the date of the filing of the Certificate and shall continue until terminated in accordance with this Agreement.

Section 2.4       Merger.  The Partnership may merge with or into another limited partnership or other entity, or enter into an agreement to do so.

ARTICLE III
NAME; PLACE OF BUSINESS; REGISTERED OFFICE AND AGENT

Section 3.1       Name.  The name of the Partnership is “III to I Maritime Partners Cayman I, L.P.”

Section 3.2      Assumed Names.  The General Partner may cause the Partnership to do business under one or more assumed names. In connection with the use of any such assumed names, the General Partner shall cause the Partnership to comply with any applicable law.

Section 3.3       Registered Office; Registered Agent; Principal Office in the United States; Other Offices.  The registered office of the Partnership required by the Applicable Law to be maintained in the Cayman Islands shall be c/o Walkers Corporate Services Limited, Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9002, Cayman Islands, or such other office (which need not be a place of business of the Partnership) as the General Partner may designate from time to time in the manner provided by law.  The principal office of the Partnership in the United States shall be 5580 Peterson Lane, Suite 155, Dallas, Texas 75240, or such other place as the General Partner may designate from time to time, and the Partnership shall maintain records there.  The Partnership may have such other offices as the General Partner may designate from time to time.

III to I Maritime Partners Cayman I, L.P.	Second Amended and Restated
Agreement of Limited Partnership

ARTICLE IV
PURPOSE

The purpose of the Partnership is to make investments in vessels, including anchor handling tug supply vessels, heavy lift vessels, break bulk vessels, tankers and other niche market specialty vessels, among others, and vessel assets through certain offshore entities that may or may not be controlled by the Partnership, and further to engage in any other business or activity that may be incidental, proper, advisable or convenient to accomplish the foregoing purposes (including, without limitation, obtaining financing therefor) and that it is not forbidden by the law of the jurisdiction in which the Partnership engages in that business.

ARTICLE V
PARTNERS

Section 5.1       Current Partners.  The names and addresses of the Partners of the Partnership are as set forth in the books and records of the Partnership maintained by the General Partner or the Transfer Agent, where the General Partner has appointed a Transfer Agent.

Section 5.2       Admission of Additional Partners.  Additional Partners of the Partnership may be admitted as follows:

(a)      If the proposed additional Partner desires to purchase his Units from the Partnership, such purchase may be made and the admission of the additional Partner shall become effective only if the identity of the proposed additional Partner and the amount of the Purchase Contribution to be made by him in exchange for his Units is first approved by the General Partner.  Each additional Partner shall be admitted as a Partner upon the execution by or on behalf of it of an agreement pursuant to which it becomes bound by the terms of this Agreement; and

(b)     If the proposed additional Partner desires to acquire his Units in a Transfer from an existing Partner, such Transfer may be made and the admission of the additional Partner shall become effective only in accordance with Sections 11.2, 11.3 and 11.4 hereof.  All other attempted Transfers of any interest or right, or any part thereof, in or in respect of the Partnership shall be null and void ab initio.

ARTICLE VI
CAPITAL CONTRIBUTIONS AND INTERESTS

Section 6.1       Capital Contributions.  Each existing Partner on the Second Restatement Date has contributed to the capital of the Partnership with respect to each Unit (or fraction thereof) purchased by such Partner the Purchase Contribution as set forth in the books and records of the Partnership.  Thereafter, each new Partner shall contribute to the capital of the Partnership with respect to each Unit (or fraction thereof) purchased by such Partner the Purchase Contribution in an amount determined by the General Partner.  The Purchase Contribution may be, in the General Partner’s discretion, in the form of cash, securities, property, services rendered, or a promissory note or other obligation to pay cash or transfer property to the Partnership.

III to I Maritime Partners Cayman I, L.P.	Second Amended and Restated
Agreement of Limited Partnership

Section 6.2       Units.

(a)      Units.  Each existing Partner on the Second Restatement Date owns the number and class of Units as set forth in the books and records of the Partnership.  Thereafter, upon execution of this Agreement (or a counterpart of this Agreement) and making the Purchase Contribution, the Partnership shall issue and each new Partner shall own the Units issuable to such new Partner, and the General Partner and the Transfer Agent shall record the issuance of such Units in the books and records of the Partnership.

(b)     Certificates Representing Units.  The Units of the Partners may be evidenced by certificates issued by the Partnership, which, if issued, shall be in such form and incorporate such legends, recitals and provisions as the General Partner shall deem necessary or advisable.  If certificates are issued, the General Partner shall establish reasonable procedures for the delivery and reissuance of certificates in connection with Transfers of Units, split-ups or combinations of certificates, and other eventualities.  Among other matters, such procedures may set forth required fees, indemnifications, documentation and signatures (including guarantees thereof) to be obtained from parties requesting reissuance of certificates. Such procedures need not be incorporated into this Agreement, but a copy thereof shall be delivered to all Partners.

(c)      Safe Harbor Election.

(i)       By executing this Agreement, each Partner authorizes and directs the General Partner to cause the Partnership to elect to have the “Safe Harbor” described in the proposed Revenue Procedure set forth in Internal Revenue Service Notice 2005-43 (the “Notice”) (or any similar guidance that is issued in final form by the Internal Revenue Service) apply to any Units in the Partnership transferred to a service provider by the Partnership on or after the effective date of such Revenue Procedure in connection with services provided to the Partnership.  For purposes of making such Safe Harbor election, the General Partner is hereby designated as the “partner who has responsibility for federal income tax reporting” by the Partnership and, accordingly, execution of such Safe Harbor election by the General Partner constitutes execution of a “Safe Harbor Election” in accordance with Section 3.03(1) of the Notice.  The Partnership and each Partner agree to comply with all requirements of the Safe Harbor described in the Notice (or any similar guidance that is issued in final form by the Internal Revenue Service), including, without limitation, the requirement that each Partner shall prepare and file all federal income tax returns reporting the income tax effects of each Safe Harbor Unit issued by the Partnership in a manner consistent with the requirements of the Notice (or similar final guidance).  A Partner’s obligations to comply with the requirements of this Section 6.2(c) shall survive such Partner’s ceasing to be a Partner and/or the termination, dissolution, liquidation and winding up of the Partnership.

(ii)      Upon issuance of final guidance by the Internal Revenue Service relating to the federal income tax treatment of the issuance of Units to a service provider by the Partnership, each Partner authorizes the General Partner, in its sole discretion, to supplement, amend or amend and restate this Agreement to the extent necessary to comply with such final guidance.

III to I Maritime Partners Cayman I, L.P.	Second Amended and Restated
Agreement of Limited Partnership

(d)     Mutilated, Destroyed, Lost or Stolen Certificates.

(i)       If any mutilated certificate representing any Units is surrendered to the Transfer Agent, the General Partner on behalf of the Partnership shall execute, and the Transfer Agent shall countersign and deliver in exchange therefore, a new certificate evidencing the same number and type of Units as the certificate so surrendered.

(ii)      The General Partner on behalf of the Partnership shall execute and deliver, and the Transfer Agent shall countersign, a certificate representing Units in place of any certificate previously issued if the Record Holder of such certificate:

(A)	Makes proof by affidavit, in form and substance satisfactory to the General Partner, that a previously issued certificate has been lost, destroyed or stolen;

(B)	Requests the issuance of a new certificate before the General Partner has notice that such certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(C)
If requested by the General Partner, delivers to the General Partner a bond, in form and substance satisfactory to the General Partner, with surety or sureties and with fixed or open penalty as the General Partner may reasonably direct, in its sole discretion, to indemnify the Partnership, its Partners, and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction, or theft of such certificate; and

(D)	Satisfies any other reasonable requirements imposed by the General Partner.

(iii)     As a condition to the issuance of any new certificate under this Section 6.2(d), the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

(e)      Record Holders.  The Partnership shall be entitled to recognize the Record Holder as the Partner with respect to any Partnership Interest and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Partnership Interest on the part of any other Person, regardless of whether the Partnership shall have actual or other notice thereof, except as otherwise provided by the Applicable Law.

Section 6.3       No Further Capital Contributions.  No Partner shall be obligated to make any Capital Contribution other than the Purchase Contribution.

III to I Maritime Partners Cayman I, L.P.	Second Amended and Restated
Agreement of Limited Partnership

Section 6.4       Capital Accounts.  A capital account shall be established and maintained for each Partner. Each Partner’s capital account (a) shall be increased by (i) the amount of Capital Contributions contributed by that Partner to the Partnership, (ii) allocations to that member of Partnership income and gain (or items thereof), including income and gain exempt from tax and income and gain described in Treas. Reg. § 1.704-1(b)(2)(iv)(g), but excluding income and gain described in Treas. Reg. § 1.704-1(b)(4)(i), and (iii) the amount of any Partnership liabilities assumed by that Partner or that are secured by any property distributed to that Partner, and (b) shall be decreased by (i) the amount of money distributed to that Partner by the Partnership, (ii) the Fair Market Value of property distributed to that Partner by the Partnership, (iii) the amount of any liabilities of that Partner assumed by the Partnership or that are secured by any property contributed by that Partner to the Partnership, (iv) allocations to that Partner of expenditures of the Partnership described in Section 705(a)(2)(B) of the Code, and (v) allocations of Partnership loss and deduction (or items thereof), including loss and deduction described in Treas. Reg. § 1.704-1(b)(2)(iv)(g), but excluding items described in clause (b)(iii) above and loss or deduction described in Treas. Reg. § 1.704-1(b)(4)(i) or § 1.704-1(b)(4)(iii).  Within the sole discretion of the General Partner, the Partners’ capital accounts may be adjusted as permitted by the provisions of Treas. Reg. § 1.704-1(b)(2)(iv)(f).  The Partner’s capital accounts shall also be maintained and adjusted as required by the other provisions of Treas. Reg. §§ 1.704-1(b)(2)(iv) and 1.704-1(b)(4), including adjustments to reflect the allocations to the Partners of depreciation, depletion, amortization, and gain or loss as computed for book purposes rather than the allocation of the corresponding items as computed for tax purposes, as required by Treas. Reg. § 1.704-1(b)(2)(iv)(g).  A Partner that has more than one Unit shall have a single capital account that reflects all its Units, regardless of the class of Units owned by that Partner and regardless of the time or manner in which those Units were acquired.   On the transfer of all or part of its Units, the capital account of the transferor that is attributable to the transferred Units or part thereof shall carry over to the transferee Partner in accordance with the provisions of Treas. Reg. § 1.704-1(b)(2)(iv)(1).  The Class D Limited Partners may receive a carryover capital account based upon their capital account or investment amount in their respective share of the Cyprus Subsidiary, in an amount to be determined by the General Partner.

Section 6.5       Return of Capital Contributions.  Except as otherwise provided herein or in the Applicable Law, no Partner shall have the right to withdraw, or receive any return of, his Capital Contribution.

Section 6.6       Interest.  No interest shall be paid by the Partnership on Capital Contributions or on balances in Partners’ Capital Accounts.

Section 6.7       Loans from Partners.  Loans by a Partner to the Partnership shall not be considered Capital Contributions.  If any Partner shall advance funds to the Partnership in excess of the amounts required hereunder to be contributed by him to the capital of the Partnership, the making of such advances shall not result in any increase in the amount of the Capital Account of such Partner.  The amounts of any such advances shall be a debt of the Partnership to such Partner and shall be payable or collectible only out of the Partnership assets in accordance with the terms and conditions upon which such advances are made.  The repayment of loans from a Partner to the Partnership upon liquidation shall be subject to the order of priority set forth in Section 13.3 hereof.

III to I Maritime Partners Cayman I, L.P.	Second Amended and Restated
Agreement of Limited Partnership

Section 6.8       Breach by Partner.  In the event a Partner breaches this Agreement, including by failure to make the Capital Contributions required under this Article VI, which breach is uncured for five (5) days after Notification of such breach, the Partnership shall have the option to redeem or repurchase the Units of the breaching Partner for an amount equal to one hundred percent (100%) of that Partner’s Capital Account as of the date of the Notification.

Section 6.9       Issuances of Additional Partnership Securities.

(a)      The Partnership may issue additional Partnership Securities other than Senior Securities and options, rights, warrants and appreciation rights relating to the Partnership Securities other than Senior Securities for any Partnership purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole discretion, all without the approval of any Limited Partners.

(b)     Each additional Partnership Security authorized to be issued by the Partnership pursuant to Section 6.9(a) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be pari passu with or junior to existing classes and series of Partnership Securities including the Class A, Class B, Class C and Class D Units), as shall be fixed by the General Partner in the exercise of its sole discretion, including (i) the right to share Partnership profits and losses or items thereof; (ii) the right to share in Partnership distributions (including any participation right the General Partner may have in amounts distributed to the holders of such Partnership Securities); (iii) the rights upon dissolution and liquidation of the Partnership; (iv) whether, and the terms and conditions upon which, the Partnership may redeem the Partnership Security; (v) whether such Partnership Security is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each Partnership Security will be issued (including the price at which such securities are issued), evidenced by certificates and assigned or transferred; and (vii) the right, if any, of each such Partnership Security to vote on Partnership matters, including matters relating to the relative rights, preferences and privileges of such Partnership Security.

(c)      The General Partner is authorized and directed to specify the relative rights, powers and duties of the holders of the Units or other Partnership Securities being so issued.  The General Partner is hereby further authorized and directed to take all actions that it deems necessary or appropriate in connection with (i) all issuances of additional Partnership Securities and options, rights, warrants and appreciation rights relating to Partnership Securities pursuant to this Section 6.9, and (ii) the admission of additional Limited Partners, including the amendment of this Agreement to create the new class or series of Partnership Securities and establish the relative rights, preferences and privileges of such Partnership Securities as set forth in Section 6.9(b), all without the vote or approval of any of the Limited Partners.  The General Partner shall do all things necessary to comply with Applicable Law and is authorized and directed to do all things it deems to be necessary or advisable in connection with any future issuance of Partnership Securities, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any securities exchange or market on which the Units or other Partnership Securities are listed for trading.

III to I Maritime Partners Cayman I, L.P.	Second Amended and Restated
Agreement of Limited Partnership

Section 6.10     ERISA Limitations.  If, in the opinion of the General Partner, the total value of the Units held by ERISA Partners equals or exceeds or would, after giving effect to the admission of any ERISA Partner or Partners, equal or exceed twenty-five percent (25%) of the value of all Units of all Partners (disregarding for this purpose the value of any Units held by any Person, other than an ERISA Partner, who (x) has discretionary authority or control with respect to the assets of the Partnership or (y) provides investment advice for a fee (direct or indirect) with respect to such assets, or any Affiliate of such Person) (“Significant ERISA Participation”), then prior to the date the Partnership qualifies as an OC (or otherwise complies with such other exception as may be available under ERISA or the DOL Regulations to prevent the assets of the Partnership from being treated as plan assets of any ERISA Partner for purposes of ERISA or the DOL Regulations), the Capital Contributions of each ERISA Partner who is admitted at, or subsequent to, the time of Significant ERISA Participation shall be paid into an escrow account, which account shall be subject to the following terms:

(a)      During the term of the escrow account, the Partnership will acquire no more than a contingent interest in property placed in escrow by the ERISA Partner and the ERISA Partner will acquire no more than a contingent interest in the Partnership.  The escrow agent will hold the escrow property as agent of both the Partnership and the ERISA Partner to the extent of their respective interests in the property at any given time.

(b)     Upon receipt by the escrow agent of an Opinion of counsel to the Partnership that, upon the transfer of the escrow property to the Partnership (which transfer will be scheduled to occur within sixty (60) days of the date of such Opinion), the Partnership should fulfill the criteria necessary to be an OC (or otherwise comply with such other exception as may be available under the DOL Regulations to prevent the assets of the Partnership from being treated as the assets of any ERISA Partner for purposes of the DOL Regulations) (the “ERISA Opinion”), legal title to the escrow property will vest in the Partnership and the ERISA Partner’s Units will become unconditional.

(c)      Pending receipt by the escrow agent of the ERISA Opinion, legal title to the escrow property will remain with the trustee or trustees of the ERISA Partner and the escrow agreement will provide that the escrow agent is required to pay to the General Partner as reimbursement of direct expenses and reasonable remuneration an amount equal to the ERISA Partner’s allocable share of any Partnership expenses, determined in the same proportion and upon the same terms and conditions as each other Partner.

(d)     The escrow agreement shall provide that until receipt by the escrow agent of the ERISA Opinion, (i) the escrow property will be treated as assets of the ERISA Partner for purposes of Title I of ERISA, (ii) the escrow agent will be a fiduciary to the ERISA Partner with respect to such assets for such purpose, and (iii) such assets will be held in a manner that is consistent with the trust requirements of ERISA and the general fiduciary provisions of ERISA, including the prudence rule of Section 404(a)(1)(B) of ERISA.

(e)      The escrow agreement will provide that the property held in escrow will be returned to the ERISA Partner if the escrow agent does not receive the ERISA Opinion within eighteen (18) months of the ERISA Partner’s subscription.

III to I Maritime Partners Cayman I, L.P.	Second Amended and Restated
Agreement of Limited Partnership

ARTICLE VII
ALLOCATIONS AND DISTRIBUTIONS

Section 7.1       Allocations.

(a)      Allocations of Profits and Losses.  After giving effect to the special allocations set forth in Section 7.1(c), Profits and Losses for any taxable year or other relevant period shall be allocated among the Partners such that, as of the end of such taxable year or other relevant period, each Partner’s Capital Account shall be equal to:

(i)       the amount that would be distributed to such Partner pursuant to Section 7.2 of this Agreement if the Partnership on the first day of the next taxable year or period were to:

(A)	sell the assets of the Partnership for an amount equal to their respective adjusted book value as determined pursuant to Treasury Regulation Section 1.704-1(b);

(B)
satisfy all outstanding indebtedness of the Partnership to the extent required by their terms (limited, with respect to each “Partnership nonrecourse liability” (as described in Treasury Regulations § 1.704-2(b)(3)) or “Partner nonrecourse debt” (as described in Treasury Regulations § 1.704-2(b)(4)), to the adjusted book value of the assets securing each such liability); and

(C)	distribute the proceeds of such sales and any other cash on hand in accordance with Section 7.2;

minus

(ii)      the sum of such Partner’s share of minimum gain (determined in accordance with Treasury Regulations § 1.704-2(d) and (g)(3)) and such Partner’s partner minimum gain (determined in accordance with Treasury Regulations § 1.704-2(i)).

(b)     Insufficient Profit or Loss.  If the Company has insufficient Profits or Losses to achieve the results described in Section 7.1(a), allocations shall be made in such a manner as the General Partner may determine to come as close as possible to achieving the allocation goals set forth in Section 7.1(a).  To help achieve the allocation goals of Section 7.1(a), the General Partner may allocate components of Profits or Losses separately, to the extent that the Partnership is required or permitted to separately state such components under Section 702 of the Code.

(c)      Special Allocations.

(i)       For federal, state and local income tax purposes, each item of Partnership income, credit, gain or loss will be allocated among the Partners as provided in Sections 7.1(a) and (b), as applicable.

III to I Maritime Partners Cayman I, L.P.	Second Amended and Restated
Agreement of Limited Partnership

(ii)      The General Partner has the power to make such allocations and to take such actions necessary under the Code or other applicable law to effect and to maintain the substantial economic effect of allocations made to the Partners under Section 704(b) of the Code. All allocations made and other actions taken by the General Partner under this paragraph will be consistent to the maximum extent possible with the provisions of this Agreement.

(iii)     The Treasury Regulations promulgated under Code Section 704(b) relating to the qualified income offset, minimum gain chargeback, minimum gain chargeback with respect to partner nonrecourse debt, allocation of nonrecourse deductions and the allocation of items of deduction, loss or expenditure relating to partner nonrecourse debt are hereby incorporated herein by this reference and shall be applied to the allocation of Partnership items of income, gain, loss or deduction in the manner provided in such Treasury Regulations.  However, the Partners do not intend that the “obligation to restore deficit” described in Section 1.704-1(b)(2)(ii)(c) of the Treasury Regulations or any successor provision thereto be incorporated into this Agreement.

(iv)     In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of the variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its fair market value using the “traditional method” described in the Treasury Regulations under Code Section 704(c).

Section 7.2       Distributions.

(a)      Distributions of Cyprus Cash Flow.  The General Partner shall make distributions of Cyprus Cash Flow from time to time as and when determined by the General Partner to the Partners in respect of their Units on the Record Date established by the General Partner for such distribution.  All such distributions shall be made to all Partners in the following order and priority:

(i)        Simultaneously with distributions pursuant to Section 7.2(a)(ii) below, an amount equal to the Unpaid Cyprus Priority Return plus fifty percent (50%) of any distributable Cyprus Cash Flow in excess of the Unpaid Cyprus Priority Return shall be distributed as follows:

(A)
First, to each Priority Partner that has Unpaid Priority Return, pro rata in accordance with its Priority Unit Percentage Interest, until each such Priority Partner shall have no Unpaid Priority Return remaining, provided:

(1)
Amounts allocated to be distributed to a Class A Limited Partner under this Section 7.2(a)(i)(A) shall be distributed (i) ninety percent (90%) to such Class A Limited Partner, and (ii) ten percent (10%) to the General Partner;

III to I Maritime Partners Cayman I, L.P.	Second Amended and Restated
Agreement of Limited Partnership

(2)	Amounts allocated to be distributed to a Class B Limited Partner under this Section 7.2(a)(i)(A) shall be distributed one hundred percent (100%) to such Class B Limited Partner;

(3)	Amounts allocated to be distributed to a Class C Limited Partner under this Section 7.2(a)(i)(A) shall be distributed one hundred percent (100%) to such Class C Limited Partner; and

(4)	Amounts allocated to be distributed to the General Partner under this Section 7.2(a)(i)(A) shall be distributed one hundred percent (100%) to the General Partner.

(B)
Second, to each Priority Partner that has Unrecovered Capital Contribution pro rata in accordance with their Unrecovered Capital Contribution, until no Priority Partner has Unrecovered Capital Contribution remaining, provided:

(1)
Amounts allocated to be distributed to a Class A Limited Partner under this Section 7.2(a)(i)(B) shall be distributed (i) ninety percent (90%) to such Class A Limited Partner, and (ii) ten percent (10%) to the General Partner;

(2)	Amounts allocated to be distributed to a Class B Limited Partner under this Section 7.2(a)(i)(B) shall be distributed one hundred percent (100%) to such Class B Limited Partner;

(3)	Amounts allocated to be distributed to a Class C Limited Partner under this Section 7.2(a)(i)(B) shall be distributed one hundred percent (100%) to such Class C Limited Partner; and

(4)	Amounts allocated to be distributed to a General Partner under this Section 7.2(a)(i)(B) shall be distributed one hundred percent (100%) to such General Partner.

(C)
Third, to the Priority Partners pro rata in accordance with their Priority Unit Percentage Interest, until every Priority Partner shall have received an aggregate amount pursuant to this Section 7.2(a)(i)(C) and Section 7.2(c)(iii) equal to at least one hundred percent (100%) of its aggregate Capital Contributions, provided:

III to I Maritime Partners Cayman I, L.P.	Second Amended and Restated
Agreement of Limited Partnership

(1)
Amounts allocated to be distributed to a Class A Limited Partner under this Section 7.2(a)(i)(C) shall be distributed (i) eighty percent (80%) to such Class A Limited Partner, and (ii) twenty percent (20%) to the General Partner;

(2)	Amounts allocated to be distributed to a Class B Limited Partner under this Section 7.2(a)(i)(C) shall be distributed one hundred percent (100%) to such Class B Limited Partner;

(3)	Amounts allocated to be distributed to a Class C Limited Partner under this Section 7.2(a)(i)(C) shall be distributed one hundred percent (100%) to such Class C Limited Partner; and

(4)	Amounts allocated to be distributed to a General Partner under this Section 7.2(a)(i)(C) shall be distributed one hundred percent (100%) to such General Partner.

(D)	Fourth, to the Priority Partners pro rata in accordance with their Priority Unit Percentage Interest, provided:

(1)
Amounts allocated to be distributed to a Class A Limited Partner under this Section 7.2(a)(i)(D) shall be distributed (i) seventy percent (70%) to such Class A Limited Partner, and (ii) thirty percent (30%) to the General Partner;

(2)	Amounts allocated to be distributed to a Class B Limited Partner under this Section 7.2(a)(i)(D) shall be distributed one hundred percent (100%) to such Class B Limited Partner;

(3)	Amounts allocated to be distributed to a Class C Limited Partner under this Section 7.2(a)(i)(D) shall be distributed one hundred percent (100%) to such Class C Limited Partner; and

(4)	Amounts allocated to be distributed to a General Partner under this Section 7.2(a)(i)(D) shall be distributed one hundred percent (100%) to such General Partner.

(ii)      Simultaneously with distributions pursuant to Section 7.2(a)(i) above, the remaining fifty percent (50%) of any distributable Cyprus Cash Flow in excess of the Unpaid Cyprus Priority Return shall be distributed as follows:

(A)
Concurrently with amounts to be distributed pursuant to Section 7.2(a)(ii)(B) and (C), to all Class B Limited Partners pro-rata based upon their Class B Percentage Interest, an amount equal to the Class B Recapture Amount;

III to I Maritime Partners Cayman I, L.P.	Second Amended and Restated
Agreement of Limited Partnership

(B)
Concurrently with amounts to be distributed pursuant to Section 7.2(a)(ii)(A) and (C), to all Class C Limited Partners pro-rata based upon their Class C Percentage Interest, an amount equal to the Class C Recapture Amount; and

(C)
Concurrently with amounts to be distributed pursuant to Section 7.2(a)(ii)(A) and (B), to all Class D Limited Partners pro-rata based upon their Class D Percentage Interest, an amount equal to the amount distributable pursuant to this Section 7.2(a)(ii) minus the Class B Recapture Amount and minus the Class C Recapture Amount.

(b)      Distributions of Cyprus Capital Proceeds.  The General Partner shall make distributions of Cyprus Capital Proceeds from time to time as and when determined by the General Partner to the Partners in respect of their Units on the Record Date established by the General Partner for such distribution.  All such distributions shall be made to all Partners in the following order and priority:

(i)       Simultaneously with distributions pursuant to Section 7.2(b)(ii) and (b)(iii), an amount equal to (a) the Unpaid Cyprus Priority Return, plus (b) any Unrecovered Cyprus Realized Capital, plus (c) forty percent (40%) of any distributable Cyprus Capital Proceeds in excess of the Unpaid Cyprus Priority Return and Unrecovered Cyprus Realized Capital shall be distributed as follows:

(A)
First, to each Priority Partner that has Unpaid Priority Return, pro rata in accordance with its Priority Unit Percentage Interest, until each such Priority Partner shall have no Unpaid Priority Return remaining.

(B)
Second, to each Priority Partner that has Unrecovered Capital Contribution pro rata in accordance with their Unrecovered Capital Contribution, until no Priority Partner has Unrecovered Capital Contribution remaining.

(C)	Third, to each Priority Partner, pro rata in accordance with its Priority Unit Percentage Interest.

(ii)      Simultaneously with distributions pursuant to Section 7.2(b)(i) and (b)(iii), an amount equal to twenty percent (20%) of any distributable Cyprus Capital Proceeds in excess of the Unpaid Cyprus Priority Return and Unrecovered Cyprus Realized Capital shall be distributed as follows:

(A)
Concurrently with amounts to be distributed pursuant to Section 7.2(b)(ii)(B) and (C), to each Priority Partner pro rata in accordance with its Priority Unit Percentage Interest, an amount equal to the Affiliate ERISA Recapture Amount;

III to I Maritime Partners Cayman I, L.P.	Second Amended and Restated
Agreement of Limited Partnership

(B)
Concurrently with amounts to be distributed pursuant to Section 7.2(b)(ii)(A) and (C), to all Class C Limited Partners pro-rata based upon their Class C Percentage Interest, an amount equal to the Class C Recapture Amount; and

(C)
Concurrently with amounts to be distributed pursuant to Section 7.2(b)(ii)(A) and (B), to the General Partner all of the remaining Cyprus Capital Proceeds distributable pursuant to this Section 7.2(b)(ii) minus the Affiliate ERISA Recapture Amount and minus the Class C Recapture Amount.

(iii)     Simultaneously with distributions pursuant to Section 7.2(b)(i) and (b)(ii), an amount equal to forty percent (40%) of any distributable Cyprus Capital Proceeds in excess of the Unpaid Cyprus Priority Return and Unrecovered Cyprus Realized Capital shall be distributed as follows:

(A)
Concurrently with amounts to be distributed pursuant to Section 7.2(b)(iii)(B) and (C), to all Class B Limited Partners pro-rata based upon their Class B Percentage Interest, an amount equal to the Class B Recapture Amount;

(B)
Concurrently with amounts to be distributed pursuant to Section 7.2(b)(iii)(A) and (C), to all Class C Limited Partners pro-rata based upon their Class C Percentage Interest, an amount equal to the Class C Recapture Amount; and

(C)
Concurrently with amounts to be distributed pursuant to Section 7.2(b)(iii)(A) and (B), to all Class D Limited Partners pro-rata based upon their Class D Percentage Interest, an amount equal to the amount distributable pursuant to this Section 7.2(b)(iii) minus the Class B Recapture Amount and minus the Class C Recapture Amount.

(c)      Distributions of Other Cash Flow.  The General Partner shall make distributions of Other Cash Flow from time to time as and when determined by the General Partner to the Partners in respect of their Units on the Record Date established by the General Partner for such distribution.  All such distributions shall be made to the Partners in the following order and priority:

(i)       First, to each Priority Partner that has Unpaid Priority Return, pro rata in accordance with its Priority Unit Percentage Interest, until the Priority Partner shall have no Unpaid Priority Return remaining, provided:

(A)
Amounts allocated to be distributed to a Class A Limited Partner under this Section 7.2(c)(i) shall be distributed (i) ninety percent (90%) to such Class A Limited Partner, and (ii) ten percent (10%) to the General Partner;

III to I Maritime Partners Cayman I, L.P.	Second Amended and Restated
Agreement of Limited Partnership

(B)	Amounts allocated to be distributed to a Class B Limited Partner under this Section 7.2(c)(i) shall be distributed one hundred percent (100%) to such Class B Limited Partner;

(C)	Amounts allocated to be distributed to a Class C Limited Partner under this Section 7.2(c)(i) shall be distributed one hundred percent (100%) to such Class C Limited Partner; and

(D)	Amounts allocated to be distributed to the General Partner under this Section 7.2(c)(i) shall be distributed one hundred percent (100%) to the General Partner.

(ii)      Second, to each Priority Partner that has Unrecovered Capital Contribution pro rata in accordance with their Unrecovered Capital Contribution, until no Priority Partner has Unrecovered Capital Contribution remaining, provided:

(A)
Amounts allocated to be distributed to a Class A Limited Partner under this Section 7.2(c)(ii) shall be distributed (i) ninety percent (90%) to such Class A Limited Partner, and (ii) ten percent (10%) to the General Partner;

(B)	Amounts allocated to be distributed to a Class B Limited Partner under this Section 7.2(c)(ii) shall be distributed one hundred percent (100%) to such Class B Limited Partner;

(C)	Amounts allocated to be distributed to a Class C Limited Partner under this Section 7.2(c)(ii) shall be distributed one hundred percent (100%) to such Class C Limited Partner; and

(D)	Amounts allocated to be distributed to a General Partner under this Section 7.2(c)(ii) shall be distributed one hundred percent (100%) to such General Partner.

(iii)     Third, to the Priority Partners pro rata in accordance with their Priority Unit Percentage Interest, until every Priority Partner shall have received an aggregate amount pursuant to this Section 7.2(c)(iii) and Section 7.2(a)(i)(C) equal to at least one hundred percent (100%) of its aggregate Capital Contributions, provided:

(A)
Amounts allocated to be distributed to a Class A Limited Partner under this Section 7.2(c)(iii) shall be distributed (i) eighty percent (80%) to such Class A Limited Partner, and (ii) twenty percent (20%) to the General Partner;

III to I Maritime Partners Cayman I, L.P.	Second Amended and Restated
Agreement of Limited Partnership

(B)	Amounts allocated to be distributed to a Class B Limited Partner under this Section 7.2(c)(iii) shall be distributed one hundred percent (100%) to such Class B Limited Partner;

(C)	Amounts allocated to be distributed to a Class C Limited Partner under this Section 7.2(c)(iii) shall be distributed one hundred percent (100%) to such Class C Limited Partner; and

(D)	Amounts allocated to be distributed to a General Partner under this Section 7.2(c)(iii) shall be distributed one hundred percent (100%) to such General Partner.

(iv)     Fourth, to the Priority Partners pro rata in accordance with their Priority Unit Percentage Interest, provided:

(A)
Amounts allocated to be distributed to a Class A Limited Partner under this Section 7.2(c)(iv) shall be distributed (i) seventy percent (70%) to such Class A Limited Partner, and (ii) thirty percent (30%) to the General Partner;

(B)	Amounts allocated to be distributed to a Class B Limited Partner under this Section 7.2(c)(iv) shall be distributed one hundred percent (100%) to such Class B Limited Partner;

(C)	Amounts allocated to be distributed to a Class C Limited Partner under this Section 7.2(c)(iv) shall be distributed one hundred percent (100%) to such Class C Limited Partner; and

(D)	Amounts allocated to be distributed to a General Partner under this Section 7.2(c)(iv) shall be distributed one hundred percent (100%) to such General Partner.

(d)     Distributions of Other Capital Proceeds.  The General Partner shall make distributions of Other Capital Proceeds from time to time as and when determined by the General Partner to the Partners in respect of their Units on the Record Date established by the General Partner for such distribution.  All such distributions shall be made to the Partners in the following order and priority:

(i)       Simultaneously with distributions pursuant to Section 7.2(d)(ii), an amount equal to (a) any Unrecovered Other Realized Capital plus (b) eighty percent (80%) of any distributable Other Capital Proceeds in excess of such Unrecovered Other Realized Capital shall be distributed as follows:

(A)
First, to each Priority Partner that has Unpaid Priority Return, pro rata in accordance with its Priority Unit Percentage Interest, until the Priority Partner shall have no Unpaid Priority Return remaining.

III to I Maritime Partners Cayman I, L.P.	Second Amended and Restated
Agreement of Limited Partnership

(B)
Second, to each Priority Partner that has Unrecovered Capital Contribution pro rata in accordance with their Unrecovered Capital Contribution, until no Priority Partner has Unrecovered Capital Contribution remaining.

(C)	Third, to each Priority Partner, pro rata in accordance with its Priority Unit Percentage Interest.

(ii)      Simultaneously with distributions pursuant to Section 7.2(d)(i), an amount equal to twenty percent (20%) of any distributable Other Capital Proceeds in excess of the Unrecovered Other Realized Capital shall be distributed as follows:

(A)
Concurrently with amounts to be distributed pursuant to Section 7.2(d)(ii)(B) and (C), to each Priority Partner pro rata in accordance with its Priority Unit Percentage Interest, an amount equal to the Affiliate ERISA Recapture Amount;

(B)
Concurrently with amounts to be distributed pursuant to Section 7.2(d)(ii)(A) and (C), to all Class C Limited Partners pro-rata based upon their Class C Percentage Interest, an amount equal to the Class C Recapture Amount; and

(C)
Concurrently with amounts to be distributed pursuant to Section 7.2(d)(ii)(A) and (B), to the General Partner all of the remaining Other Capital Proceeds distributable pursuant to this Section 7.2(d)(ii) minus the Affiliate ERISA Recapture Amount and minus the Class C Recapture Amount.

(e)      Tax Distributions.  Notwithstanding the other provisions of this Section 7.2, the General Partner shall make adequate distributions, to the extent there is sufficient cash to be distributed by the Partnership, such that, prior to April 15 of each calendar year, each Partner has received distributions in aggregate amounts (for the current fiscal year and all prior fiscal years) which equal not less than the sum for the immediately preceding fiscal year and for all prior fiscal years of (i) the amount of Profits allocated to such Partner for such fiscal years, reduced by the amount of Losses allocated to such Partner for such fiscal years, multiplied by (ii) the maximum marginal tax rate applicable to individual taxpayers pursuant to the Code in respect of income recognized during such fiscal year.  The amount distributable to any Partner pursuant to Sections 7.2(a), (b), (c) and (d) shall be reduced, without duplication, by the amount distributed to such Partner pursuant to this Section 7.2(e).

Section 7.3       Authority of General Partner.  For purposes of determining amounts distributable as Cyprus Cash Flow, Other Cash Flow, Cyprus Capital Proceeds or Other Capital Proceeds, the General Partner shall have the authority to allocate all expenses of the Partnership and its subsidiaries among such in such manner as they may reasonably determine.  The character of any distributable funds on hand at the Partnership level shall be determined by the General Partner based upon the actual source of such funds (e.g., if the funds arose as a result of a Major Capital Event at a subsidiary level of the Partnership, such funds are Capital Proceeds at the Partnership level even though the associated cash flow to the Partnership from such subsidiary was dividend income).  The General Partner has the authority to classify and apportion any such amounts as Cyprus Cash Flow, Other Cash Flow, Cyprus Capital Proceeds or Other Capital Proceeds in accordance with this Agreement in any manner as they may reasonably determine.  Any proceeds that are re-invested in a Vessel Investment by the Partnership shall lose their initial characterization (as Cash Flow or Capital Proceeds) upon such re-investment.

III to I Maritime Partners Cayman I, L.P.	Second Amended and Restated
Agreement of Limited Partnership

ARTICLE VIII
OWNERSHIP OF PARTNERSHIP PROPERTY

Partnership Property shall be deemed to be owned by the General Partner, on trust for the Partnership, and no Partner, individually or collectively, shall have any ownership interest in such Partnership Property or any portion thereof.  Title to any or all Partnership Property shall be held in the name of the General Partner.

ARTICLE IX
FISCAL MATTERS; BOOKS AND RECORDS

Section 9.1       Bank Accounts; Investments.  Capital Contributions, revenues and any other Partnership funds shall be deposited by the General Partner in a bank account or accounts established in the name of the Partnership, or shall be invested by the General Partner in furtherance of the purpose of the Partnership.  No other funds shall be deposited into Partnership bank accounts or commingled with Partnership investments.  Funds deposited in the Partnership’s bank accounts may be withdrawn only to be invested in furtherance of the Partnership purpose, to pay Partnership debts or obligations or to be distributed to the Partners pursuant to this Agreement.

Section 9.2       Records Required by Applicable Law; Right of Inspection.

(a)      Records Required.  During the term of the Partnership and for a period of four (4) years thereafter, the General Partner, at the expense of the Partnership, shall maintain in the Partnership’s principal office in the United States specified in Section 3.3 hereof and the office in the Cayman Islands all records required to be kept by Applicable Law, including, without limitation and as applicable, a current list of the names, addresses, amount contributed in respect of each of the Units held by each of the Partners (including the dates on which each of the Partners became a Partner), copies of federal, state and local information or income tax returns for each of the Partnership’s six (6) most recent tax years, copies of this Agreement and the Certificate, including all amendments or restatements of each, and correct and complete books and records of account of the Partnership.

(b)      Right of Inspection. On written request stating a proper purpose, a Partner or an assignee of a Partner’s Units (an “Eligible Person”) may examine and copy in person or by the eligible Person’s representative, at any reasonable time, for any proper purpose, and at the eligible Person’s expense, records required to be maintained under Applicable Law and such other information regarding the business, affairs and financial condition of the Partnership as is just and reasonable for the eligible Person to examine and copy.  Upon written request by any eligible Person made to the General Partner at the address of the Partnership’s principal office in the United States specified in Section 3.3 hereof, the Partnership shall provide to the eligible Person without charge true copies of (i) this Agreement and the Certificate and all amendments or restatements of each, if any, and (ii) any of the tax returns of the Partnership described above.

III to I Maritime Partners Cayman I, L.P.	Second Amended and Restated
Agreement of Limited Partnership

Section 9.3       Books and Records of Account.  The General Partner, at the expense of the Partnership, shall maintain for the Partnership adequate books and records of account that shall be maintained on the accrual method of accounting and on a basis consistent with appropriate provisions of the Code, containing, among other entries, a Capital Account for each Partner.

Section 9.4       Tax Returns and Information.  The Partners intend for the Partnership to be treated as a partnership for tax purposes.  The General Partner shall prepare or cause to be prepared all federal, state and local income and other tax returns that the Partnership is required to file.  Within the shorter of (a) such period as may be required by applicable law or regulation, or (b) ninety (90) days after the end of each calendar year, the General Partner shall send or deliver to each Person who was a Partner at any time during such year such tax information as shall be reasonably necessary for the preparation by such Person of his federal income tax return and state income and other tax returns.

Section 9.5       Delivery of Financial Statements to Partners.  As to each fiscal year of the Partnership, the General Partner shall send to each Partner that is a Record Holder as of December 31 of such fiscal year a copy of (a) a balance sheet of the Partnership as of the end of the fiscal year, (b) an income statement of the Partnership for such year, and (c) a statement showing the revenues distributed by the Partnership to Partners in respect of such year. Such financial statements shall be delivered by no later than one hundred fifty (150) days following the end of the fiscal year to which the statements apply.

Section 9.6       Fiscal Year.  The Partnership’s fiscal year shall end on December 31 of each calendar year.

Section 9.7       Tax Elections.  The Partnership shall make the following elections on the appropriate tax returns:

(a)      to adopt the calendar year as the Partnership’s fiscal year;

(b)      to adopt the accrual method of accounting and to keep the Partnership’s books and records on the income-tax method;

(c)      if a distribution of Partnership Property as described in Section 734 of the Code occurs or if a transfer of Units as described in Section 743 of the Code occurs, on written request of any Partner, to elect, pursuant to Section 754 of the Code, to adjust the basis of Partnership Properties;

(d)      to elect to expense or amortize the organizational expenses of the Partnership over that time period permitted by Section 709(b) of the Code; and

(e)      any other election the General Partner may deem appropriate and in the best interests of the Partners.

III to I Maritime Partners Cayman I, L.P.	Second Amended and Restated
Agreement of Limited Partnership

Neither the Partnership nor any Partner may make an election for the Partnership to be excluded from the application of the provisions of Subchapter K of Chapter 1 of Subtitle A of the Code or any similar provisions of applicable state law.

Section 9.8       Tax Matters Partner.  The General Partner shall be the “tax matters partner” of the Partnership pursuant to Section 6231(a)(7) of the Code. The General Partner shall take such action as may be necessary to cause each other Partner to become a “notice partner” within the meaning of Section 6223 of the Code. The General Partner shall inform each other Partner of all significant matters that may come to its attention in its capacity as “tax matters partner” by giving notice thereof on or before the fifth (5th) Business Day after becoming aware thereof and, within that time, shall forward to each other Partner copies of all significant written communications it may receive in that capacity. The General Partner may not take any action contemplated by Sections 6222 through 6232 of the Code without the consent of a Majority in Interests of all of the Units, but this sentence does not authorize the General Partner to take any action left to the determination of an individual Partner under Sections 6222 through 6232 of the Code.

ARTICLE X
MANAGEMENT OF THE PARTNERSHIP

Section 10.1     Management.

(a)      General Partner.  The powers of the Partnership shall be exercised by or under the authority of, and the business and affairs of the Partnership shall be managed under the direction of, the General Partner.  Any Person dealing with the Partnership, other than a Partner, may rely on the authority of the General Partner and its managers and officers in taking any action in the name of the Partnership without inquiry into the provisions or compliance herewith, regardless of whether that action is actually taken in accordance with the provisions of this Agreement.

(b)      Officers.  The General Partner may designate one or more individuals as officers of the Partnership, who shall, subject to Applicable Law, have such titles and exercise and perform such powers and duties as shall be assigned to them from time to time by the General Partner.  Officers need not be Partners or residents of the Cayman Islands.  Any officer may be removed by the General Partner at any time, with or without cause.  Each officer shall hold office until his or her successor shall be duly designated and shall qualify or until the earlier of the officer’s death, resignation or removal.  Any number of offices may be held by the same Person.  The salaries or other compensation, if any, of the officers and agents of the Partnership shall be fixed by the General Partner.

Section 10.2     Powers of General Partner.  Subject to Applicable Law and the other provisions of this Agreement, the General Partner shall have full, complete and exclusive power to manage and control the Partnership, and shall have the authority to take any action it deems to be necessary, convenient or advisable in connection with the management of the Partnership, including, but not limited to, the power and authority on behalf of the Partnership:

(a)      to purchase, hold, manage, lease or sell vessels and vessel assets;

III to I Maritime Partners Cayman I, L.P.	Second Amended and Restated
Agreement of Limited Partnership

(b)      to expend the Partnership’s Capital Contributions and revenues and to execute and deliver all checks, drafts, endorsements and other orders for the payment of Partnership funds;

(c)      to employ agents, employees, accountants, lawyers, clerical help, and such other assistance and services as may seem proper, and to pay therefor such remuneration as the General Partner may deem reasonable and appropriate;

(d)      enter into contracts, agreements, notes, and other documents in the name of, and on behalf of, the Partnership;

(e)      to purchase, lease, rent, or otherwise acquire or obtain the use of office equipment, materials, supplies, and all other kinds and types of real or personal property, and to incur expenses for travel, telephone, telegraph and for such other things, services and facilities, as may be deemed necessary, convenient or advisable for carrying on the business of the Partnership;

(f)       to carry, at the expense of the Partnership, insurance of the kinds and in the amounts that the General Partner deem advisable or make other arrangements for payment of losses or liabilities to protect the Partnership or the Partners, officers, agents and employees of the Partnership against loss or liability;

(g)      to borrow money from any Person for any Partnership purpose on whatever terms and conditions the General Partner deems advisable, to obligate the Partnership to repay the borrowed money, and in connection therewith, to encumber or hypothecate Partnership Property as security for such repayment by mortgage, deed of trust, pledge or otherwise;

(h)      to sell, transfer, assign, dispose of trade, exchange, quitclaim, surrender, release or abandon Partnership property, or any interests therein, to any Person, including the General Partner or its affiliates, and in connection therewith to receive such consideration as it deems fair and in the best interests of the Partnership;

(i)       to sue and be sued, complain and defend in the name and on behalf of the Partnership;

(j)       to do all acts, take part in any proceedings, and exercise all rights and privileges as could an absolute owner of Partnership Property (including the right to vote on behalf of the Partnership for any equity or other securities held by the Partnership), subject to the limitations expressly stated in this Agreement and the faithful performance of the General Partner’s fiduciary obligations to the Partnership and the Partners;

(k)      in the exercise of any of the foregoing powers, to negotiate, execute and perform, on any terms deemed desirable in the General Partner’s sole discretion, such agreements, contracts, leases, instruments and other documents as the General Partner shall from time to time approve in accordance with, and subject to, the terms of this Agreement;

(l)       to take such other action and perform such other acts as the General Partner deems necessary, convenient or advisable in carrying out the business of the Partnership; and

III to I Maritime Partners Cayman I, L.P.	Second Amended and Restated
Agreement of Limited Partnership

(m)     purchase any property or sell any property owned by the Partnership.

The enumeration of powers in this Agreement shall not limit the general or implied powers of the General Partner or any additional powers provided by law.

Section 10.3     Power of Attorney.  Each Partner hereby appoints the General Partner (and any Liquidator pursuant to Section 13.3) as that Partner’s attorney-in-fact for the purpose of executing, swearing to, acknowledging, and delivering all certificates, documents, and other instruments as may be necessary, appropriate, or advisable in the judgment of the General Partner (or the Liquidator) in furtherance of the business of the Partnership or complying with applicable law, including, without limitation, filings of the type described in Section 2.2.  This power of attorney is irrevocable and is intended to secure an interest in property and, in addition, the obligations of each Limited Partner under this Agreement.  On request by the General Partner (or the Liquidator), a Partner shall confirm its grant of this power of attorney or any use thereof by the General Partner (or the Liquidator) and shall execute, swear to, acknowledge, and deliver any such certificate, document, or other instrument.

Section 10.4     Other Activities of the General Partner.  No provision of this Agreement shall be construed to preclude the General Partner or any Affiliate of the General Partner, from engaging in any activity whatsoever, whether such activity is in competition with that of the Partnership or otherwise, including, without limitation, managing investments, participating in investments, brokerage or consulting arrangements or acting as an advisor to, director of, or participant in, any corporation or partnership, limited liability company, trust or other business entity, or from receiving compensation therefor or profit therefrom (in the form of cash, securities or the right to acquire securities).

Section 10.5     ERISA Compliance.  If, in the opinion of the General Partner, there is Significant ERISA Participation in the Partnership, the General Partner shall use its commercially reasonable efforts to operate the Partnership as an OC or to comply with such other exception as may be available under ERISA or the DOL Regulations to prevent the assets of the Partnership from being treated as the assets of any ERISA Partner for purposes of ERISA or the DOL Regulations.

ARTICLE XI
RIGHTS, POWERS AND OBLIGATIONS OF PARTNERS

Section 11.1     Authority; Liability to Third Parties.  No Partner (other than the General Partner) has the authority or power to act for or on behalf of the Partnership, to do any act that would be binding on the Partnership, or to incur any expenditure on behalf of the Partnership.  As long as they have not taken part in the conduct of the business of the Partnership, no Limited Partner shall be liable for the debts, obligations or liabilities of the Partnership, including under a judgment decree or order of a court.

Section 11.2     Transfers of Units.  A Partner may make a Transfer of his Units, in whole or in part, only upon compliance with the following procedure:

III to I Maritime Partners Cayman I, L.P.	Second Amended and Restated
Agreement of Limited Partnership

(a)      The Partner or the transferee must file with the Partnership a written and dated instrument of such Transfer, in form and substance reasonably satisfactory to the General Partner, executed by both the transferor and the transferee, which instrument shall (i) contain the acceptance by the transferee of all of the terms and provisions of this Agreement, to the extent applicable to an assignee of the Units, (ii) contain such representations as the General Partner may deem necessary or advisable to assure that such Transfer need not be registered under any applicable federal or state securities laws, (iii) instruct the General Partner as to the Units transferred and to whom and at what address Partnership distributions and Notifications in respect of such Units should henceforth be sent, and (iv) contain any information required under the Code that is requested by the General Partner;

(b)      Unless expressly waived by the General Partner, the transferor or transferee shall deliver to the Partnership an opinion of counsel acceptable to the General Partner that (i) such Transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), applicable state securities laws, and any rules or regulations promulgated thereunder, and will not otherwise cause the Partnership to be in violation of such laws and regulations, (ii) the Transfer will not result in the termination of the Partnership within the meaning of Section 708(b) of the Code, (iii) the Transfer will not adversely affect the status of the Partnership as a partnership under the Code, and (iv) the Transfer will not cause all or any portion of the assets of the Partnership to constitute “plan assets” under ERISA or the Code or to be subject to the provisions of ERISA to substantially the same extent as if owned directly by any ERISA Partner;

(c)      The transferor Partner shall have received the prior written consent of the General Partner to such Transfer; and

(d)      Notwithstanding the foregoing, upon the death of a Partner, the Partnership shall have the option to repurchase the Units of such Partner (or his estate) for an amount equal to one hundred percent (100%) of that Partner’s Capital Account on the date of the death of such Partner by giving notice to the estate of such Partner on or before the ninetieth (90th) day following the date upon which the Partnership receives notification of the death of such Partner (the “Repurchase Notice”).  The Partnership shall have one hundred eighty (180) days following the date of the Repurchase Notice to make the payment related to such repurchase.

Section 11.3     Effect of Transfer of Units.  Until the transferee is admitted as a Partner pursuant to Section 11.4 below, the transferor Partner shall continue to be a Partner and to be entitled to exercise any rights or powers of a Partner with respect to the Units transferred.

Section 11.4     Admission of Transferee as Partner.  A transferee of a Partner’s Units desiring to be admitted as a Partner must execute a counterpart of, or an agreement adopting, this Agreement in form and substance satisfactory to the General Partner.  The admission of such transferee (including, without limitation, a transferee by reason of the death of a Partner) is subject to the transferor obtaining the prior written consent of the General Partner.  Upon admission of the transferee as a Partner, the transferee shall have, to the extent of the Units transferred, the rights and powers and shall be subject to the restrictions and liabilities of a Partner under this Agreement and Applicable Law.  The transferee shall also be liable, to the extent of the Units transferred, for the unfulfilled obligations, if any, of the transferor Partner to make Capital Contributions, but shall not be obligated for liabilities unknown to the transferee at the time he was admitted as a Partner and that could not be ascertained from this Agreement.  The transferor Partner is not released from any liability to the Partnership under this Agreement or Applicable Law upon the admission of the transferee.

III to I Maritime Partners Cayman I, L.P.	Second Amended and Restated
Agreement of Limited Partnership

Section 11.5     Other Business.  Except as expressly provided otherwise herein, the Partners may engage in or possess interests in other business ventures (unconnected with the Partnership) of every kind and description, independently or with others, including businesses competitive with that of the Partnership.  Neither the Partnership nor the other Partners shall have any rights in or to such independent ventures or the income or profits therefrom.

Section 11.6     Representations And Warranties Of Limited Partners.  Each Limited Partner represents and warrants as follows:

(a)      The Partner has all requisite power and authority to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement;

(b)      This Agreement shall constitute the valid and binding obligation of the Partner, enforceable against the Partner in accordance with its terms, subject to principles of equity and laws of general application relating to bankruptcy, insolvency and the relief of debtors;

(c)      The Partner is experienced in evaluating and investing in entities such as the Partnership. The Partner has evaluated the merits and risks of investing in the Partnership and can afford a complete loss of his investment therein;

(d)      The Partner is acquiring an interest in the Partnership for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof. The Partner understands that such interest has not been registered under the Securities Act, or the securities laws of any state by reason of specific exemptions from the registration provisions of the Securities Act and applicable state securities laws, which exemptions are dependent upon, among other things, the bona fide nature of investment intent of the Partner as expressed herein;

(e)      The Partner’s interest in the Partnership must be held indefinitely by the Partner unless such interest is subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available. The Partner is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, without limitation, the existence of a public market for the securities, the availability of certain current public information regarding the Partnership, the resale occurring not less than one year after a person has purchased and paid for the security to be sold, the resale being through a “broker’s transaction” or in a transaction directly with a “market maker” (as provided by Rule 144(f)) and the number of securities being sold during any three (3) month period not exceeding specified limitations;

(f)       The Partner understands that no public market now exists for any of the securities issued by the Partnership and that a public market is likely never to exist; and

III to I Maritime Partners Cayman I, L.P.	Second Amended and Restated
Agreement of Limited Partnership

(g)      The Partner acknowledges that (i) it has been given the opportunity to make such inquiries concerning the proposed operations of the Partnership as the Partner considers necessary or advisable to enable him to form a decision concerning the purchase of an interest in the Partnership, (ii) all documents, records and books of the Partnership that the Partner has asked to examine in connection with the proposed purchase of Units in the Partnership have been made available to the Partner, and (iii) the Partner has had an opportunity to ask questions of and receive answers from the General Partner’s executive officers, directors, employees and agents concerning the Partnership’s business, financial condition, results of operations and properties and the terms and conditions of such purchase, and all such questions have been answered to the satisfaction of the Partner.

Section 11.7     ERISA Partners.

(a)      Action by an Limited Partner.  If the General Partner determines, in the good faith exercise of its judgment, that there is a reasonable likelihood that any or all of the assets of the Partnership would be deemed to be “plan assets” for purposes of ERISA (and appropriate relief, as determined by the General Partner, has not been obtained from the DOL or otherwise), each ERISA Partner will, at the request of the General Partner, use its best efforts to dispose of its Units (or such portion of its Units that, in the sole discretion of the General Partner, is sufficient to prevent the Partnership’s assets from being deemed “plan assets” for purposes of ERISA) to a Non-Plan Party at a price reasonably acceptable to such ERISA Partner in a transaction that complies with Section 11.2.

(b)      Action by the General Partner.  If an ERISA Partner has not disposed of all of its Units (or such portion of its Units that, in the sole discretion of the General Partner, is sufficient to prevent the Partnership’s assets from being deemed “plan assets” for purposes of ERISA) within thirty (30) days of the General Partner having notified such ERISA Partner of the determination set forth in Section 11.7(a), then, notwithstanding anything to the contrary herein, the General Partner shall have the right, but not the obligation, upon fifteen (15) days’ prior written notice, to do, in its sole discretion, any or all of the following to reduce or alleviate any restrictions, prohibitions or other material complications resulting from the Partnership’s assets being deemed “plan assets” for the purposes of ERISA:

(i)       offer to each Partner, excluding all ERISA Partners, the opportunity to purchase a portion of the ERISA Partner’s Units at the Fair Market Value thereof;

(ii)      offer to any Non-Plan Party the opportunity to purchase, or purchase itself, at the Fair Market Value thereof, all or any portion of the ERISA Partner’s Units that remains after operation of paragraph (i) of this Section 11.7(b);

(iii)     liquidate all or any portion of the ERISA Partner’s Units or make a special distribution in respect of such Units to such Partner, in which case such ERISA Partner’s right to receive future distributions pursuant to Sections 7.2 and 13.3 shall be appropriately adjusted in good faith by the General Partner, and the General Partner may, in its sole discretion, choose to distribute cash, cash equivalents and other property or any combination of the foregoing, in an amount (or having a Fair Market Value) equal to the Fair Market Value of such Units; or

III to I Maritime Partners Cayman I, L.P.	Second Amended and Restated
Agreement of Limited Partnership

(iv)    dissolve the Partnership and distribute the Partnership assets in accordance with Article XIII.

In determining the appropriate action to take under this Section 11.7(b), the General Partner shall take into consideration the effect of such action on all of the Partners, including those Partners that have not caused the General Partner to consider any of the foregoing actions.  Unless such action results from the failure of the Partnership to be treated as an OC or to comply with any other exception set forth in the DOL Regulations because the General Partner contravenes any provision of this Agreement, all costs and expenses in connection with Section 11.7(a) and this Section 11.7(b) shall be paid by such Partner.

(c)      Documentation, etc. The details and documentation relating to any transaction or transactions effected pursuant to this Section 11.7 shall be as determined by the General Partner in the good faith exercise of its judgment.  Upon the closing of any transaction or transactions effected pursuant to this Section 11.7, the General Partner (i) may, in its sole and absolute discretion, admit each purchaser (which is not already a Partner) on such terms and upon the delivery of such documents as the General Partner, in its sole and absolute discretion, shall deem to be appropriate, and (ii) shall make such additional adjustments to the Capital Accounts, Capital Contributions, Unrecovered Capital Contributions, Percentage Interests and voting rights of the ERISA Partner and of all Partners who have purchased Units pursuant to this Section 11.7 as it shall deem, in its reasonable judgment, to be equitable to all Partners. The General Partner shall make such revisions to the records of the Partnership as may be necessary or appropriate to reflect the admission of each purchaser (which is not already a Partner immediately prior to the time of such purchase) being admitted to the Partnership as a Partner.

ARTICLE XII
RIGHTS OF LIMITED PARTNERS

Section 12.1     Voting Rights; Record Date.

(a)      Limited Partners shall have the entitlement to cast a vote, give a consent or provide or withhold any approval as otherwise expressly provided herein and by Applicable Law.  In all matters on which Limited Partners may cast a vote, give a consent or provide or withhold any approval hereunder, or under Applicable Law, or otherwise, each Limited Partner other than a Class D Partner shall have one (1) vote (or a fraction thereof) for each Priority Unit (or fraction thereof) held by such Priority Partner, subject to the limitations as set forth in Section 12.1(d).  The Class D Partners shall not be entitled to vote on any matter, unless required by Applicable Law or as set forth under Section 12.5.  Whenever the approval of a specified percentage of the Partners or Units, or class of Partners or Units, is required under this Agreement or the Applicable Law, the percentage refers to the Partners holding the appropriate Percentage Interest and not to a percentage of the individual Partners or class of individual Partners.  Further, in the case of (i) Units disposed because of the death of a Partner but the assignee has not been admitted to the Partnership as a Partner, (ii) Units held by a Partner who is mentally disabled and unable to attend to his or her business affairs or, (iii) a Partner in breach of this Agreement, which breach has not been cured, the Priority Unit Percentage Interest represented by such Units shall be ignored for purposes of determining whether the requisite Partners or class of Partners have approved or consented.

III to I Maritime Partners Cayman I, L.P.	Second Amended and Restated
Agreement of Limited Partnership

(b)      For purposes of determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners or to otherwise give consents or approvals, the General Partner may set a Record Date, which shall not be less than ten (10) nor more than sixty (60) days before (i) the date of the meeting, or (ii) in the event that approvals are sought without a meeting, the date by which Limited Partners are requested in writing by the General Partner to give such consents or approvals.

(c)      The General Partner shall provide prior written notice to the Limited Partners of any Record Date specifying (i) the expiry of such Record Date and (ii) the action(s) in respect of which each Limited Partner will be entitled to cast a vote, give a consent or provide or withhold any approval.

(d)      Prior to any such Limited Partner becoming a Partner, the General Partner shall provide notice of the items in Section 12.1(c) to each Limited Partner who becomes a Limited Partner after any Record Date has been set pursuant to Section 12.1(b) but prior to the expiry of such Record Date.  Each Limited Partner who acquires Units after the passing of a Record Date set by the General Partner with respect to any action pursuant to Section 12.1(b) hereby acknowledges that it shall not be entitled to cast a vote, give a consent or provide or withhold any approval with respect to such action, unless required by Applicable Law.

Section 12.2     Information.

(a)      Each Limited Partner is entitled to all information to which that Partner is entitled to have access pursuant to Applicable Law under the circumstances and subject to the conditions therein stated.

(b)      The Partners acknowledge that, from time to time, they may receive information from or regarding the Partnership in the nature of trade secrets or that otherwise is confidential, the release of which may be damaging to the Partnership or Persons with which it does business. Each member shall hold in strict confidence any information it receives regarding the Partnership that is identified as being confidential (and if that information is provided in writing, that is so marked) and may not disclose it to any Person other than another Partner, except for disclosures (i) compelled by law (but the Partner must notify the General Partner promptly of any request for that information, before disclosing it if practicable), (ii) to advisers or representatives of the Partner or Persons to which that Partner’s Units may be Transferred as permitted by this Agreement, but only if the recipients have agreed to be bound by the provisions of this Section 12.2, or (iii) of information that Partner has also received from a source independent of the Partnership that the Partner reasonably believes such Partner obtained the information without breach of confidentiality. The Partners acknowledge that breach of the provisions of this Section 12.2 may cause irreparable injury to the Partnership for which monetary damages are inadequate, difficult to compute, or both. Accordingly, the members agree that the provisions of this Section 12.2 may be enforced by temporary or permanent injunctive relief without the need for posting bond or showing actual damages.

III to I Maritime Partners Cayman I, L.P.	Second Amended and Restated
Agreement of Limited Partnership

Section 12.3     Withdrawal of the General Partner and Continuation of the Partnership.

(a)      The General Partner may withdraw from the Partnership at any time upon notice to the Partners.  Upon the withdrawal of the General Partner that results in there being no General Partner, the Partnership shall not be dissolved, if, within ninety (90) days after such event of withdrawal of such General Partner, the Partners holding at least eighty percent (80%) of the Priority Units agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal of the General Partner, of one or more additional General Partners.

(b)      Upon the occurrence of an event of withdrawal of the General Partner that results in there being no General Partner, without continuation of the Partnership as provided above, the affairs of the Partnership shall be wound up in accordance with the provisions of this Agreement.

(c)      Any Person who acquires, in any manner whatsoever, except as otherwise provided in this Section 12.3 and as provided in Section 11, the interest, or any portion thereof, of the General Partner shall not be the General Partner but shall become a special limited partner (a “Special Limited Partner”) upon his written acceptance and adoption of all the terms and provisions of this Agreement. A Special Limited Partner shall, to the extent of the interest transferred to him, acquire no more than the interest of the General Partner in the Partnership as it existed on the date of such transfer, and shall be entitled to receive distributions in respect of such interest at such time as the General Partner shall be entitled to receive distributions from the Partnership.  No Special Limited Partner shall have any right to participate in the management of the affairs of the Partnership or to vote with the Limited Partners, and the interest acquired by such Special Limited Partner shall be disregarded in determining whether any action has been taken by any percentage in interest of the Limited Partners.

(d)      Upon the date on which the withdrawal of the General Partner is deemed to have become effective pursuant to this Agreement, all of the General Partner’s rights in the books of account, records and papers of the Partnership, shall immediately, and without further assignment, pass to and become vested in, the remaining Partners.  Neither a withdrawn General Partner nor its legal representative shall have any voice in the affairs of the Partnership after the date of its withdrawal, but the General Partner or its legal representative shall have access to the books of the Partnership and the right to make copies thereof to such extent as may be necessary to obtain full information with respect to its Units.

(e)      The General Partner shall not have the right to partially withdraw from the Partnership (it being understood that the General Partner may transfer its interest in the Partnership pursuant to Section 11).

Section 12.4     Removal of General Partner.

(a)      The Class A Limited Partners may remove the General Partner if:  (i) the General Partner willfully breaches this Agreement; (ii) a Majority in Interest of the Class A Units notify the General Partner in writing of such breach; and (iii) the General Partner fails to cure such breach prior to the final determination of a court of competent jurisdiction that the General Partner willfully breached this Agreement.  Upon such removal, a Majority in Interest of the Class A Units shall appoint a successor General Partner by a written instrument signed by them.

III to I Maritime Partners Cayman I, L.P.	Second Amended and Restated
Agreement of Limited Partnership

(b)      Upon the removal of a person serving as the General Partner, the Partnership shall re-purchase the General Partner’s Units held by the former General Partner at its book value and the successor General Partner shall be issued a like number of General Partner Units by the Partnership at their book value.  The purchase price and issue price for the General Partner Units shall be payable in cash and shall be closed within twenty days after the successor General Partner determines the book value of the General Partner’s Units.  The foregoing does not prohibit the Partnership from pursuing any claim against the former General Partner for any breach of its obligations under this Agreement.

(c)      A successor General Partner may make such amendments to this Agreement as may be necessary or appropriate to evidence the taking of any action authorized by the Code or this Agreement in connection with the appointment of the successor General Partner as the General Partner.  The Partners shall take all such actions as may be necessary or appropriate to effect or evidence the appointment of the successor General Partner as the General Partner in accordance with this Agreement and the Code and to continue the Partnership business as provided in this Agreement.

Section 12.5     Class D Protective Provisions.  For so long as at least seventy-five percent (75%) of the outstanding Class D Units are held by the Original Class D Partners, the General Partner will consult with the Original D Partners regarding the appointment of any new Chief Executive Officer of the General Partner.  In addition and for so long as at least seventy-five percent (75%) of the outstanding Class D Units are held by the Original Class D Partners, the General Partner agrees not to undertake any of the following actions without the consent or approval of the holders of a majority of the Class D Units held by the Original Class D Partners which shall not be unreasonably withheld:

(a)      Any amendment of this Agreement in a manner which would materially and adversely affect the rights of the Class D Limited Partners with respect to their rights to receive Cyprus Capital Proceeds or Cyprus Cash Flow;

(b)      The merger or other reorganization of the Partnership;

(c)      The dissolution of the Partnership;

(d)      The making of any Cyprus Vessel Investment;

(e)      The issuance of any new class of units other than Class A, Class B, Class C, Class D or General Partner Units;

(f)       The Disposition of any Cyprus Vessel Investment; and

(g)      The refinancing of any Cyprus Vessel Investment, including any change to any outstanding Cyprus Vessel ship mortgage that would increase the principal amount thereof or interest rate thereon or would accelerate the payment of any installment of principal or interest thereon.

III to I Maritime Partners Cayman I, L.P.	Second Amended and Restated
Agreement of Limited Partnership

ARTICLE XIII
DISSOLUTION AND WINDING UP

Section 13.1     Events Causing Dissolution.  The Partnership shall be dissolved by the filing of a notice of dissolution signed by the General Partner with the Registrar of Exempted Limited Partnerships which will occur upon the first of the following events to occur:

(a)      the expiration of the term of the Partnership, if any, as set forth in Section 2.3 of this Agreement;

(b)      the approval of Partners holding at least eighty percent (80%) of the Priority Units;

(c)      the Bankruptcy or dissolution of the General Partner, the Transfer of all of the General Partner’s Units and the termination of its rights and powers as a General Partner pursuant to Section 11.2 or the withdrawal or removal of the General Partner pursuant to Sections 12.3 or 12.4 hereof, or the occurrence of any other event that terminates the continued membership of the General Partner in the Partnership, unless (i) there is at least one remaining General Partner and the business of the Partnership is continued by the unanimous consent of all remaining Partners, or (ii) within ninety (90) days of the occurrence of such event, all remaining Partners unanimously agree in writing to continue the business of the Partnership and, to the extent that they so desire or there is no remaining General Partner, all agree to the appointment, effective as of the date of occurrence of such event, of one or more new general partners; or

(d)      the occurrence of any other event that causes the dissolution of a limited partnership under Applicable Law.

Section 13.2     Winding Up.  If the Partnership is dissolved pursuant to Section 13.1, the Partnership’s affairs shall be wound up as soon as reasonably practicable in the manner set forth below.

(a)      Appointment of Liquidator.  The winding up of the Partnership’s affairs shall be supervised by a Liquidator, who shall be the General Partner.

(b)      Powers of Liquidator.  In winding up the affairs of the Partnership, the Liquidator shall have full right and unlimited discretion, for and on behalf of the Partnership:

 (i)       to prosecute and defend civil, criminal or administrative suits;

 (ii)      to collect Partnership assets, including obligations owed to the Partnership;

 (iii)     to settle and close the Partnership’s business;

 (iv)     to dispose of and convey all Partnership Property for cash, and in connection therewith to determine the time, manner and terms of any sale or sales of Partnership Property, having due regard for the activity and condition of the relevant market and general financial and economic conditions;

III to I Maritime Partners Cayman I, L.P.	Second Amended and Restated
Agreement of Limited Partnership

(v)       to pay all reasonable selling costs and other expenses incurred in connection with the winding up out of the proceeds of the disposition of Partnership Property;

(vi)      to discharge the Partnership’s known liabilities and, if necessary, to set up, for a period not to exceed five (5) years after the date of dissolution, such cash reserves as the Liquidator may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership;

(vii)     to distribute any remaining proceeds from the sale of Partnership Property to the Partners;

(viii)    to prepare, execute, acknowledge and file any certificates, tax returns or instruments necessary or advisable under any applicable law to effect the winding up and termination of the Partnership; and

(ix)       to exercise, without further authorization or consent of any of the parties hereto or their legal representatives or successors in interest, all of the powers conferred upon the General Partner under the terms of this Agreement to the extent necessary or desirable in the good faith judgment of the Liquidator to perform its duties and functions.  The Liquidator (if not the General Partner) shall not be liable as a partner to the Partners and shall, while acting in such capacity on behalf of the Partnership, be entitled to the indemnification rights set forth in the Applicable Law and in Article XIV hereof.

Section 13.3     Distribution of Partnership Property and Proceeds of Sale Thereof.

(a)  Order of Distribution. Upon completion of all desired sales of Partnership Property, and after payment of all selling costs and expenses, the Liquidator shall distribute the proceeds of such sales, and any Partnership Property that is to be distributed in kind, to the following groups in the following order of priority:

(i)        to the extent permitted by law, to satisfy Partnership liabilities to creditors, including Partners who are creditors, whether by payment or establishment of reserves; and

(ii)       any assets remaining shall be distributed among the Partners pro rata in accordance with their relative positive Capital Account balances, after giving effect to all contributions, distributions and allocations of income, gain, loss and deduction for all periods consistent with the provisions contained in Section 7.1 of this Agreement, including, without limitation, allocations of items of gross income and/or loss to allow the Capital Accounts of the Partners to equal the amount of distributions such Partners would be entitled to receive pursuant to the terms of Section 7.2 of this Agreement as though all assets of the Partnership were being distributed pursuant to the terms of Section 7.2 of this Agreement.

(b)      Insufficient Assets.  The claims of each priority group specified above shall be satisfied in full before satisfying any claims of a lower priority group.  If the assets available for disposition are insufficient to dispose of all of the claims of a priority group, the available assets shall be distributed in proportion to the amounts owed to each creditor or the respective Capital Account balances or Units of each Partner in such group.

III to I Maritime Partners Cayman I, L.P.	Second Amended and Restated
Agreement of Limited Partnership

Section 13.4     Final Audit.  Within a reasonable time following the completion of the liquidation, the Liquidator shall supply to each of the Partners a statement which shall set forth the assets and the liabilities of the Partnership as of the date of complete liquidation and each Partner’s pro rata portion of distributions pursuant to Section 13.3.

Section 13.5    Deficit Capital Accounts.  Notwithstanding anything to the contrary contained in this Agreement, and notwithstanding any custom or rule of law to the contrary, to the extent that the deficit, if any, in the capital account of any Partner results from or is attributable to deductions and losses of the Partnership (including non-cash items such as depreciation), or distributions of money pursuant to this Agreement to all Partners in proportion to their respective Units, upon dissolution of the Partnership such deficit shall not be an asset of the Partnership and such Partners shall not be obligated to contribute such amount to the Partnership to bring the balance of such Partner’s Capital Account to zero.

ARTICLE XIV
INDEMNIFICATION AND INSURANCE

Section 14.1     General rule.

(a)      Limitation on Liability.  To the extent not expressly inconsistent with the Applicable Law, no Partner, Affiliate of the Partnership, Affiliate of any Partner, nor any such Persons’ respective employees, agents, affiliates, heirs, executors, administrators, successors or assigns (collectively, “Indemnitees”), shall be liable, responsible or accountable for any damages, losses, claims, liabilities (whether or not joint and several), expenses, judgments, fines, demands or other amounts, or in any other manner whatsoever to the Partnership, any Partner or any other Person for any action taken or failure to act (including, without limitation, any negligent action or failure to act) on behalf of the Partnership within the reasonable scope of the authority conferred on such Indemnitee by this Agreement or by law, unless the act (or inaction) giving rise to a claim against such Indemnitee is determined by a court of final jurisdiction to have constituted actual fraud, gross negligence (as determined by Delaware law), willful misconduct or recklessness against the Partnership.

(b)     Indemnity.  To the extent not inconsistent with the Applicable Law, the Partnership, its receiver or its trustee, and its successors or assigns, shall indemnify each Indemnitee against and save it harmless from any claim, demand, judgment or liability, and against and from any loss, cost, fee, fine, damage or expense (including, without limitation, attorneys’ fees and court costs), that may be made or imposed upon such Indemnitee by reason of or arising with respect to (i) any act performed for or on behalf of the Partnership or in furtherance of the Partnership’s business, (ii) any inaction on the part of such Indemnitee, (iii) any liabilities arising under any foreign, federal and state securities laws to the extent permitted under the Applicable Law, (iv) any liabilities arising under any and all other laws as in effect from time to time, or (v) the Indemnitee’s status as a Partner or as an employee, consultant or agent of the Partnership or any Affiliate of the Partnership, and regardless of whether brought by a third-party, by a Partner or by or on behalf of the Partnership.  All the benefits of the undertakings and indemnities given in favor of each Indemnitee (other than the General Partner) pursuant to this Section 14.1(b) are given to the General Partner in its own capacity and as trustee and agent for the benefit of each Indemnitee Person, and the General Partner hereby declares that it so holds such benefits and any benefits paid or transferred to it or under its control pursuant thereto on such trusts for the benefit of the Indemnitee.

III to I Maritime Partners Cayman I, L.P.	Second Amended and Restated
Agreement of Limited Partnership

(c)      Negligent Acts.  The limitation on liability under subsection (a) shall not apply, and the indemnification under subsection (b) shall not be made, in any case where the act or acts (or inaction) giving rise to liability by such Indemnitee is determined by a court of competent jurisdiction to have constituted actual fraud, gross negligence (as determined by Delaware law), willful misconduct or recklessness against the Partnership, but shall apply in any case where the act or acts (or inaction) allegedly giving rise to liability by such Indemnitee is determined by a court of competent jurisdiction to have constituted negligence.

(d)     Grounds.  Indemnification under this Section 14.1 shall be granted for any action taken whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or on behalf of the Partnership.

(e)      Payment of Expenses.  Expenses, costs and fees (including, without limitation, attorney fees’ and court costs) incurred by an Indemnitee in defending any action or proceeding against which indemnification may be made under this Section 14.1 shall promptly be paid by the Partnership in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such Indemnitee to repay such amount if it shall ultimately be determined by a court of final jurisdiction that such Indemnitee is not entitled to be indemnified by the Partnership.

(f)      Rights to Indemnification.  The indemnification and advancement of expenses provided by or granted under this Section 14.1 shall continue as to a Person who has ceased to serve in the capacity as to which such Person was indemnified and shall inure to the benefit of the heirs, successors, assigns, executors and administrators of such Person.  The indemnification provided in this Section 14.1 shall be in addition to any other rights to which any Indemnitee may be entitled under any agreement, pursuant to a vote of the Partners, as a matter of law or equity, or otherwise, as to any action (or inaction) of any such Indemnitee in any capacity.  The Partnership may purchase and maintain insurance on behalf of the Indemnitees in such amounts and at such price as the General Partner shall determine against any liability that may be asserted against or expense that may be incurred by any such Indemnitee, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement or pursuant to applicable law.  An Indemnitee shall not be denied indemnification in whole or in part by reason of the fact that the Indemnitee had an interest in the transaction with respect to which the indemnification applied.  The provisions of this Section 14.1 are for the benefit of the Indemnitees and shall not be deemed to create any rights for the benefit of any other Persons.

Section 14.2     Limit on Liability of Partners.  The indemnification set forth in this Article XIV shall in no event cause the Partners to incur any personal liability beyond their total Capital Contributions, nor shall it result in any liability of the Partners to any third party.

III to I Maritime Partners Cayman I, L.P.	Second Amended and Restated
Agreement of Limited Partnership

ARTICLE XV
MISCELLANEOUS PROVISIONS

Section 15.1     Entire Agreement.  This Agreement contains the entire agreement among the Partners relating to the subject matter hereof and all prior agreements relative hereto which are not contained herein are terminated.

Section 15.2     Law Governing.  This Agreement shall be governed by and construed in accordance with the laws of the Cayman Islands, except for matters arising under or governed by the Securities Act or the Exchange Act, the Code or ERISA, which matters shall be construed and interpreted in accordance with such laws.  In particular, this Agreement is intended to comply with the requirements of the Applicable Law.  In the event of a direct conflict between the provisions of this Agreement and the mandatory provisions of the Applicable Law, the Applicable Law will control.

Section 15.3     Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the Partners and their respective heirs, legal representatives, successors and assigns.

Section 15.4     Severability.  This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement or the application thereof to any Person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, but the extent of such invalidity or unenforceability does not destroy the basis of the bargain among the Partners as expressed herein, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

Section 15.5     Amendment.  Except as expressly provided herein including, but not limited to Sections 6.2(c)(ii) and 6.9, this Agreement may be amended by action of a Majority in Interest of all of the Units; provided, however, that amendments to this Agreement that, in the reasonable judgment of the General Partner, are of an administrative or clerical nature and do not adversely affect any Limited Partner in any material respect may be made by the General Partner without the necessity of any approval of the Partners.  Each Limited Partner who acquired Units after the passing of a Record Date set by the General Partner pursuant to Section 12.1(b) with respect to the amendment of this Agreement hereby acknowledges that it shall not be entitled to cast a vote, give a consent or provide or withhold any approval with respect to the amendment of this Agreement.

Section 15.6     Headings.  The Article and Section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent or for any purpose, to limit or define the text of any Article or Section.

Section 15.7     Construction.  Whenever required by the context, as used in this Agreement, the singular number shall include the plural, and vice versa, and the gender of all words used shall include the masculine, feminine and the neuter. Unless expressly stated herein, all references to Articles and Sections refer to articles and sections of this Agreement, and all references to Schedules are to schedules attached hereto, each of which is made a part hereof for all purposes.

III to I Maritime Partners Cayman I, L.P.	Second Amended and Restated
Agreement of Limited Partnership

Section 15.8     Offset.  Whenever the Partnership is to pay any sum to any Partner, any amounts that Partner owes the Partnership may be deducted from that sum before payment.

Section 15.9     Effect of Waiver or Consent.  A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Partnership is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Partnership. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Partnership, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

Section 15.10   Further Assurances.  In connection with this Agreement and the transactions contemplated hereby, each Partner shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

Section 15.11   Waiver of Certain Rights.  Each Partner irrevocably waives any right it may have to maintain any action for dissolution of the Partnership or for partition of the property of the Partnership.

Section 15.12   Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which taken together shall constitute a single document. This Agreement shall be binding upon each Partner upon execution, regardless of whether any other Partner has executed the same or a different counterpart.  A photocopy or telecopy of an executed counterpart of this Agreement shall be sufficient to bind the Partner(s) whose signature(s) appear thereon.

Section 15.13  Effective Time.  Each of the parties to this Agreement acknowledge that for the purposes of Cayman Islands law, this Agreement will take effect on the Second Restatement Date.  However, notwithstanding the foregoing, each of the parties to this agreement hereby agree that their respective rights, duties and obligations pursuant to this Agreement shall have retrospective effect, from the Effective Time, as between the parties to this Agreement.

III to I Maritime Partners Cayman I, L.P.	Second Amended and Restated
Agreement of Limited Partnership

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a Deed on the date first above written.

EXECUTED AS A DEED ON BEHALF OF ALL LIMITED PARTNERS NOW AND HEREAFTER ADMITTED PURSUANT TO THE POWERS OF ATTORNEY NOW AND HEREAFTER GRANTED TO THE GENERAL PARTNER:

III TO I INTERNATIONAL MARITIME SOLUTIONS CAYMAN, INC.,

as attorney-in-fact for the parties whose Subscription Agreements have been accepted by the General Partner

By:	/S/
Name:	Darrel Ward Cain
Title:	Director

In the presence of:

/S/ Michelle Baird
Witness

III to I Maritime Partners Cayman I, L.P.	Second Amended and Restated
Agreement of Limited Partnership

EXECUTED AS A DEED ON ITS OWN BEHALF AS GENERAL PARTNER:

III TO I INTERNATIONAL MARITIME SOLUTIONS CAYMAN, INC.

By:	/S/
Name:	Darrel Ward Cain
Title:	Director

In the presence of:

/S/ Michelle Baird
Witness

III to I Maritime Partners Cayman I, L.P.	Second Amended and Restated
Agreement of Limited Partnership